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                                CREDIT AGREEMENT


                                  by and among


                               MEDPARTNERS, INC.
                                  as Borrower,


                   NATIONSBANK, NATIONAL ASSOCIATION (SOUTH),
                            as Administrative Agent


                      THE FIRST NATIONAL BANK OF CHICAGO,
                             as Documentation Agent

                                      and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME




                               September 5, 1996





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                               TABLE OF CONTENTS

                                                                                                                       Page
                                                        ARTICLE I

                                                  Definitions and Terms

1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.2.  Rules of Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
1.3.  Classes and Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                        ARTICLE II

                                              The Revolving Credit Facility

2.1.  Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
2.2.  Competitive Bid Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
2.3.  Payment of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
2.4.  Payment of Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
2.5.  Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
2.6.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
2.7.  Pro Rata Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
2.8.  Reductions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
2.9.  Conversions and Elections of Subsequent Interest
      Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
2.10. Increase and Decrease in Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
2.11. Unused Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
2.12. Deficiency Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
2.13. Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
2.14. Swing Line  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                       ARTICLE III

                                                    Letters of Credit

3.1.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
3.2.  Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
3.3.  Letter of Credit Facility Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
3.4.  Administrative Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                        ARTICLE IV

                                             Yield Protection and Illegality

4.1.  Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
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4.2.  Suspension of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
4.3.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
4.4.  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
4.5.  Alternate Loan and Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
4.6.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
4.7.  Certain Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                                        ARTICLE V

                                        Conditions to Execution of Loan Documents,
                                        Making Loans and Issuing Letters of Credit

5.1.  Conditions to Execution of Loan Documents, Making
      Loans and Issuing Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
5.2.  Conditions of Revolving Loans and Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                                        ARTICLE VI

                                              Representations and Warranties

6.1.  Organization and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
6.2.  No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
6.3.  Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
6.4.  Subsidiaries and Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
6.5.  Ownership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
6.6.  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
6.7.  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
6.8.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
6.9.  Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
6.10. Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
6.11. Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
6.12. Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
6.13. Patents, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
6.14. No Untrue Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
6.15. No Consents, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
6.16. Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
6.17. No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
6.18. Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
6.19. Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
6.20. Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
6.21. Existing Settlement Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
6.22. Related Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
6.23. Representations and Warranties from the Related
      Acquisition Transaction Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
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                                                       ARTICLE VII

                                                  Affirmative Covenants

7.1.  Financial Reports, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
7.2.  Maintain Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
7.3.  Existence, Qualification, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
7.4.  Regulations and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
7.5.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
7.6.  True Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
7.7.  Right of Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
7.8.  Observe all Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
7.9.  Governmental Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
7.10. Covenants Extending to Other Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
7.11. Officer's Knowledge of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
7.12. Suits or Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
7.13. Notice of Discharge of Hazardous Material or
      Environmental Complaint . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
7.14. Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
7.15. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
7.16. Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
7.17. Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
7.18. Continued Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
7.19. New Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
7.20. Caremark Excess Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                                                       ARTICLE VIII

                                                    Negative Covenants

8.1.  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
8.2.  Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
8.3.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
8.4.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
8.5.  Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
8.6.  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
8.7.  Merger or Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
8.8.  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
8.9.  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
8.10. Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
8.11. Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
8.12. Dissolution, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
8.13. Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
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8.14. Rate Hedging Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
8.15. Negative Pledge Clauses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
8.16. Prepayments or Amendments of Settlement Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
8.17. Dividend Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
8.18. Indenture Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

                                                        ARTICLE IX

                                            Events of Default and Acceleration

9.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
9.2.  Administrative Agent to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
9.3.  Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
9.4.  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
9.5.  Allocation of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

                                                        ARTICLE X

                                                 The Administrative Agent

10.1.  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
10.2.  Attorneys-in-fact  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
10.3.  Limitation on Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
10.4.  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
10.5.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
10.6.  No Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
10.7.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
10.8.  Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
10.9.  Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
10.10. Sharing of Payments, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
10.11. Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
10.12. Documentation Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

                                                        ARTICLE XI

                                                      Miscellaneous

11.1.  Assignments and Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
11.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
11.3.  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
11.4.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
11.5.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
11.6.  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
11.7.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
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11.8.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
11.9.  Indemnification; Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
11.10. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
11.11. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
11.12. Agreement Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
11.13. Usury Savings Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
11.14. Governing Law; Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105

EXHIBIT A   Applicable Commitment Percentages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B   Form of Assignment and Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C   Notice of Appointment (or Revocation)
            of Authorized Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
EXHIBIT D-1 Form of Borrowing Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
EXHIBIT D-2 Form of Borrowing Notice--Swing Line Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-3
EXHIBIT E   Form of Interest Rate Selection Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1
EXHIBIT F-1 Form of Competitive Bid Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
EXHIBIT F-2 Form of Revolving Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2
EXHIBIT F-3 SWING LINE NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-4
EXHIBIT G   Form of Competitive Bid Quote Request . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1
EXHIBIT H   Form of Competitive Bid Quote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . H-1
EXHIBIT I   Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
EXHIBIT J   Form of Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . J-1
EXHIBIT K   Form of Opinion of Borrower's Counsel
            (Closing Date)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . K-1

Schedule 1.1   Assumed Debt
Schedule 1.1   Closing Date Prepayable Debt
Schedule 1.1   Designated Caremark Litigation
Schedule 1.1   Additional Settlement Agreements
Schedule 1.1   Insurer Settlement Agreements
Schedule 1.1   OIG Settlement Agreements
Schedule 1.1   Existing Letters of Credit
Schedule 6.4   Subsidiaries and Investments in Other Persons
Schedule 6.6   Other Indebtedness
Schedule 6.7   Liens
Schedule 6.8   Tax Matters
Schedule 6.10  Litigation
Schedule 6.19  Employment Matters
Schedule 7.5   Insurance
Schedule 8.4   Indebtedness at Closing Date

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of September 5, 1996 (the "Agreement"), is made by and among MEDPARTNERS, INC. (formerly "MedPartners/Mullikin, Inc."), a Delaware corporation having its principal place of business in Birmingham, Alabama (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States, in its capacity as a lender ("First Chicago"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment and acceptance with respect to this Agreement pursuant to Section 11.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), in its capacity as administrative agent for the Lenders (in such capacity, and together with any successor administrative agent appointed in accordance with the terms of Section 10.9, the "Administrative Agent"), and THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as documentation agent for the Lenders (in such capacity, the "Documentation Agent" and, together with the Administrative Agent, the "Agents");

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $1,000,000,000, the proceeds of which are to be used for general corporate purposes, including working capital, the funding of capital expenditures and acquisitions to the extent permitted hereunder and the repayment, acquisition or defeasance of certain indebtedness as herein specified, and which shall include a letter of credit facility of up to $50,000,000 for the issuance of standby letters of credit and a swing line facility of up to $25,000,000; and

         WHEREAS, the Lenders are willing to make such revolving credit, letter of credit, and swing line facilities available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agents hereby agree as follows:

                                   ARTICLE I

                             Definitions and Terms

         1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                 "Absolute Rate" shall have the meaning assigned to such term in Section 2.2(c)(ii)(D).

                 "Absolute Rate Auction" shall mean a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to
         Section 2.2.

                 "Absolute Rate Loans" shall mean the Competitive Bid Loans the interest rates on which are determined on the basis of Absolute Rates set at Absolute Rate Auctions.

                 "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

                 "Additional Disclosure Letter" means the letter dated as of the Closing Date from the Borrower addressed to the Administrative Agent and the Lenders and identifying itself as the "Additional Disclosure Letter" referred to herein.

                 "Advance" means a borrowing under the Revolving Credit Facility consisting of the aggregate principal amount of a Revolving Loan or a Competitive Bid Loan.

                 "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; (ii) which beneficially owns or holds 5% or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Borrower; or (iii) 5% or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

                 "Applicable Commitment Percentage" means, with respect to each Lender at any time, that percentage of the Total Revolving Credit Commitment set forth opposite the name of such Lender in Exhibit A; provided, however, that the Applicable Commitment

         Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with
         Section 11.1.

                 "Applicable Margin" means, with respect to each Eurodollar Rate Loan, except as set forth below in this definition (i) from the Closing Date through the date of receipt by the Administrative Agent of a Compliance Certificate in respect of the fiscal period of the Borrower and its Subsidiaries ending on December 31, 1996, .875% per annum and (ii) thereafter for each period beginning on the date of receipt by the Administrative Agent of a Compliance Certificate in respect of any quarterly fiscal period of the Borrower and its Subsidiaries ending on or after March 31, 1997 and ending on the date next following date of receipt by the Administrative Agent of a Compliance Certificate in respect of a subsequent fiscal quarter, that percent per annum set forth below opposite the Consolidated Leverage Ratio applicable to the Four-Quarter Period of the Borrower and its Subsidiaries then ended as reflected in the applicable Compliance
         Certificate:

                                                                                Applicable
         Consolidated Leverage Ratio                                              Margin
         ---------------------------                                            ----------

         Less than .75 to 1.00                                                     .375%

         Greater than or equal to .75 to 1.00
         and less than 1.50 to 1.00                                                .500%

         Greater than or equal to 1.50 to 1.00
         and less than 2.00 to 1.00                                                .625%

         Greater than or equal to 2.00 to 1.00
         and less than 2.50 to 1.00                                                .750%

         Greater than or equal to 2.50 to 1.00
         and less than 3.00 to 1.00                                                .875%

         Greater than or equal to 3.00 to 1.00                                    1.125%


         , provided however, if the Borrower shall fail to deliver any such Compliance Certificate within the time period required by Section 7.1, then the Applicable Margin shall be 1.125% until the appropriate Compliance Certificate is so delivered; and provided further, however, that if at any time after December 31, 1996 the Borrower's long term senior unsecured, unenhanced debt shall be rated "BB+" or better by S&P and "Ba1" or better by Moody's (collectively, the "Threshold Ratings"), then the Borrower may elect, by notice to the Administrative Agent and the Lenders, effective upon receipt (but subject to confirmation) by the Administrative Agent, to have the Applicable Margin determined as set forth below based on such ratings for the period from the date of receipt of such notice by the Administrative Agent through the date on which either of the Threshold Ratings are no longer in effect with respect to such debt of the Borrower (in which event the method for determining Applicable Margin as set forth above shall apply):

                                     Applicable
              Tier                     Margin                  S&P                          Moody's
              ----                     ------                  ---                          -------
              I                        .625%                   BB+                            Ba1

              II                       .475%                   BBB-                           Baa3

              III                      .350%                   BBB                            Baa2

              IV                       .300%                   BBB+ or higher                 Baa1 or higher

         If, during any period when the Applicable Margin is determined by reference to ratings by S&P and Moody's of long term senior unsecured, unenhanced debt of the Borrower as provided above, the respective ratings of each of S&P and Moody's shall be contained in different Tiers, then, provided that both ratings shall constitute Threshold Ratings, (i) the higher Tier shall apply for purposes of determining the Applicable Margin if the ratings are in consecutive Tiers, and
         (ii) the Tier next higher than the Tier containing the lower rating shall apply for purposes of determining the Applicable Margin if the ratings are not in consecutive Tiers.

                 "Applicable Unused Fee" means, except as set forth below in this definition, (i) from the Closing Date through the date of receipt by the Administrative Agent of a Compliance Certificate in respect of the fiscal period of the Borrower and its Subsidiaries ending on December 31, 1996, .25% per annum and (ii) thereafter for each period beginning on the date of receipt by the Administrative Agent of a Compliance Certificate in respect of any quarterly fiscal period of the Borrower and its Subsidiaries ending on or after March 31, 1997 and ending on the date next following date of receipt by the Administrative Agent of a Compliance Certificate in respect of a subsequent fiscal quarter, that percent per annum set forth below opposite the Consolidated Leverage Ratio applicable to the Four-Quarter Period of the Borrower and its Subsidiaries then ended as reflected in the applicable Compliance Certificate:

                                                                                                    Applicable
         Consolidated Leverage Ratio                                                                Unused Fee
         ---------------------------                                                                ----------
         Less than .75 to 1.00                                                                         .150%

         Greater than or equal to .75 to 1.00
         and less than 1.50 to 1.00                                                                    .200%

         Greater than or equal to 1.50 to 1.00
         and less than 2.00 to 1.00                                                                    .225%

         Greater than or equal to 2.00 to 1.00
         and less than 2.50 to 1.00                                                                    .250%

         Greater than or equal to 2.50 to 1.00
         and less than 3.00 to 1.00                                                                    .250%

         Greater than or equal to 3.00 to 1.00                                                         .300%

         , provided however, if the Borrower shall fail to deliver any such Compliance Certificate within the time period required by Section 7.1, then the Applicable Unused Fee shall be .30% until the appropriate Compliance Certificate is so delivered; and provided further, however, that if at any time after December 31, 1996 the Borrower's long term senior unsecured, unenhanced debt shall be rated "BB+" or better by S&P and "Ba1" or better by Moody's (collectively, the "Threshold Ratings"), then the Borrower may elect, by notice to the Administrative Agent and the Lenders, effective upon receipt (but subject to confirmation) by the Administrative Agent, to have the Applicable Unused Fee determined as set forth below based on such ratings for the period from the date of receipt of such notice by the Administrative Agent through the date on which either of the Threshold Ratings are no longer in effect with respect to such debt of the Borrower (in which event the method for determining Applicable Unused Fee set forth above shall apply):

                                     Applicable
              Tier                   Unused Fee                S&P                          Moody's
              ----                   ----------                ---                          -------
              I                        .225%                   BB+                            Ba1

              II                       .175%                   BBB-                           Baa3

              III                      .125%                   BBB                            Baa2

              IV                       .100%                   BBB+ or higher                 Baa1 or higher

         If, during any period when the Applicable Unused Fee is determined by reference to ratings by S&P and Moody's of long term senior unsecured, unenhanced debt of the Borrower as provided above, the respective ratings of each of S&P and Moody's shall be contained in different Tiers, then, provided that both ratings shall constitute Threshold Ratings, (i) the higher rating shall apply for purposes of determining the Applicable Unused Fee if the ratings are in consecutive Tiers and
         (ii) the Tier next higher than the Tier containing the lower rating shall apply for purposes of determining the Applicable Unused Fee if the ratings are not in consecutive Tiers.

                 "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                 "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to
         Section 11.1.

                 "Assumed Debt" means Indebtedness of a member of the Caremark Group as in existence immediately prior to the Closing Date the obligations under which either (i) continue in effect in accordance with their terms without default, right of acceleration, or payment of any penalty or premium or creation of any additional Lien securing the same notwithstanding the consummation of the Related Acquisition and the other transactions contemplated by this Agreement, or (ii) are, with the consent of the relevant obligee or obligees, assumed or guaranteed by the Borrower or a Subsidiary, in all cases having such terms as shall be disclosed to and acceptable to the Administrative Agent and the Lenders in their discretion, which Indebtedness is more particularly described on Schedule 1.1--Assumed Debt.

                 "Authorized Representative" means any of the President or Executive Vice Presidents or Vice Presidents of the Borrower or, with respect to financial matters, the Treasurer or chief financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

                 "Base Rate" means the per annum rate of interest equal to the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (.50%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                 "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

                 "Base Rate Refunding Loan" means a Base Rate Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay NationsBank in respect of Swing Line Outstandings.

                 "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                 "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with a Revolving Loan or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

                 "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

                 "Capital Expenditures" means for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during that period that are for items that would be classified as "property, plant or equipment" or comparable items on the balance sheet of the Borrower or such Subsidiary, plus (ii) with respect to any Capital Lease entered into by the Borrower or any Subsidiary during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or if such interest rate is not set forth in such lease, the interest rate assumed in the preparation of the financial statements of the Borrower and its Subsidiaries described in Sections 6.6(a) and 7.1(a)), excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance.

                 "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                 "Caremark" means Caremark International Inc., a Delaware corporation and its successors.

                 "Caremark Counsel" means Wachtell, Lipton, Rosen & Katz, counsel to the Caremark Group in connection with the Related Acquisition.

                 "Caremark Excess Cash Flow" means, with respect to Caremark and its Subsidiaries (determined for all purposes of this definition as if each reference to "Borrower" in the definition of "Subsidiary" in this Section 1.1 were a reference to "Caremark") for any period of determination thereof, (1) the sum of (i) the gross revenues from operations of Caremark and its Subsidiaries for such period (including payments received by Caremark and its Subsidiaries of (A) interest income, and (B) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of Caremark and its Subsidiaries including taxes on income, plus (ii) all noncash charges applicable to Caremark and its Subsidiaries for such period, minus (2) Capital Expenditures (determined for all purposes of this definition as if each reference to "Borrower" in the definition of "Capital Expenditures" in this Section 1.1 were a reference to "Caremark") for such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 "Caremark Group" means, collectively, Caremark and the Caremark Subsidiaries; a "member" of the Caremark Group shall mean any one of such Persons.

                 "Caremark Inc. Guaranty Limitation" means the sentence contained in Section 2 of the Guaranty of Caremark Inc. which reads as follows: "Notwithstanding the foregoing provisions of this Section 2, so long as the Indenture shall limit the incurrence of certain Indebtedness by the Guarantor, the liability of the Guarantor with respect to the Guarantors' Obligations shall not exceed the lesser of (1) the Maximum Amount (as defined above) or (2) the maximum amount payable hereunder by the Guarantor without giving rise to a default or event of default under Section 4.07(b) of the Indenture."

                 "Caremark Subsidiaries" means the Subsidiaries (determined as if each reference to "Borrower" in the definition of "Subsidiary" in this Section 1.1 were a reference to "Caremark") of Caremark as at the Closing Date, which Persons are more particularly described in
         Schedule 6.4.

                 "Change of Control" means, at any time:

                    (i) any "person" or "group" (each as used in Sections
                 13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

                    (ii) during any period of up to 24 consecutive months,
                 commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                    (iii) any Person or two or more Persons acting in concert
                 shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

                 "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agents and on which the conditions set forth in Section 5.1 have been satisfied.

                 "Closing Date Prepayable Debt" means the Indebtedness described on Schedule 1.1--Closing Date Prepayable Debt.

                 "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                 "Combination Parties" means those corporations and partnerships whose financial statements are described on pages F-1 through F-4 of the Borrower's Registration

         Statement filed on Form S-4, Registration No. 33-96978, as filed with the Securities and Exchange Commission on September 14, 1995, as amended.

                 "Common Stock" means the Borrower's common stock, $.001 par value per share.

                 "Competitive Bid Borrowing" shall have the meaning assigned to such term in Section 2.2(b).

                 "Competitive Bid Loans" shall mean the Loans provided for by
         Section 2.2.

                 "Competitive Bid Notes" shall mean the promissory notes provided for by Section 2.6(b) substantially in the form of Exhibit F-1 and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                 "Competitive Bid Quote" shall mean an offer in accordance with
         Section 2.2(c) by a Lender to make a Competitive Bid Loan with one single specified interest rate.

                 "Competitive Bid Quote Request" shall have the meaning assigned to such term in Section 2.2(b).

                 "Compliance Certificate" means a certificate of an Authorized Representative in the form attached hereto as Exhibit I.

                 "Compliance Report" means a report detailing all Reportable Conduct which has occurred since the last such Compliance Report, the most recent such report as delivered to the Administrative Agent on or prior to the Closing Date being dated January 31, 1996.

                 "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 6.6(a).

                 "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income (adjusted by (A) adding back up to $250,000,000 of actual expenses incurred in connection with the Related Acquisition for the Four-Quarter Periods ending on or before September 30, 1997, (B) adding back up to $100,000,000 of actual expenses incurred in connection with the acquisition of the Combination Parties and the PPSI Acquisition for the two Four-Quarter Periods ending September 30, 1996 and December 31, 1996, (C) excluding the effect of any gains or losses with respect to either or both of the Coram Notes, and (D) excluding from the calculation the after tax amounts of any OIG Settlement Costs and Insurer Settlement

         Costs paid or incurred on or after June 13, 1995 and March 18, 1996, respectively (not to exceed the respective amounts set forth in the definitions of "OIG Settlement Costs" and "Insurer Settlement Costs" in this Section 1.1) plus (ii) Consolidated Interest Expense accrued during such period, plus (iii) taxes on income accrued during such period, plus (iv) amortization accrued during such period, plus (v) without duplication, depreciation during such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that with respect to an Acquisition which is accounted for as a "purchase", the computation of Consolidated EBITDA shall include the results of operations of the Person or assets so acquired which amounts shall be determined on a historical pro forma basis for the Four-Quarter Period preceding or including the date of such Acquisition as if such Acquisition had been consummated as a "pooling of interest".

                 "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending as at the date of computation thereof, the ratio of (i) Consolidated EBITDA plus Consolidated Lease Payments for such period to (ii) Consolidated Fixed Charges for such period.

                 "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for any Four-Quarter Period ending as at the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense accrued during such period plus (ii) Consolidated Lease Payments for such period, all determined in accordance with GAAP on a Consistent Basis; provided, however, that with respect to an Acquisition which is accounted for as a "purchase", the computation of Consolidated Fixed Charges shall include the results of operations of the Person or assets so acquired which amounts shall be determined on a historical pro forma basis for the Four-Quarter Period preceding or including the date of such Acquisition as if such Acquisition had been consummated as a "pooling of interest".

                 "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries, all determined on a consolidated basis; provided, however, for purposes of determining Consolidated Leverage Ratio, there shall be included during each "Relevant Period" (as defined below) in the determination of the amount of "Consolidated Indebtedness", without duplication, the sum of Designated Caremark Litigation Costs plus $100,000,000. For purposes of this definition, "Relevant Period" means the period from the first date of any award, judgment or settlement (whether or not subject to any right of appeal or further review) pursuant to the terms of which the Borrower or any Subsidiary is to make any payment to any Person in respect of any Designated Caremark Litigation, until such award, judgment or settlement is fully and finally (subject to no further right of appeal) reversed or set aside in its entirety, or satisfied.

                 "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense, (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, and (iv) all fees, charges, discounts and other costs incurred in connection with any Permitted Receivables Securitization, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Lease Payments" means the gross amount of all lease or rental payments, whether or not characterized as rent, of the Borrower and its Subsidiaries, excluding payments in respect of Capital Leases constituting Indebtedness, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Leverage Ratio" means, as at the date of computation thereof, the ratio of Consolidated Indebtedness (determined as at such date) to Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

                 "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 8.1(a) hereof) as income:
         (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock or other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis; provided, however, that there shall be added back (to the extent deducted in computing Consolidated Net Income but for this proviso) non-recurring expenses accrued during the period of computation and arising in conjunction with an Acquisition, in an amount not to exceed ten percent (10%) of the related Cost of Acquisition.

                 "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its

         Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus
         (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus
         (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

                 "Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                 "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                          (1)  to purchase such Indebtedness or other
                 obligation or any property or assets constituting security therefor;

                          (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                          (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                          (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                          (5)  otherwise to assure the owner of the
                 Indebtedness or such obligation of the primary obligor against loss in respect thereof.

         Such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability.

                 "Coram" means Coram Healthcare Corporation and its successors.

                 "Coram Litigation" means, collectively, (i) the civil action by Coram against Caremark and other members of the Caremark Group in the California Superior Court, County of San Francisco, Case No. 972431, and (ii) all other actions, suits or proceedings by Coram now or hereafter brought against any member of the Caremark Group alleging or arising out of facts or claims similar in substance to any of those contained in the litigation described in clause (i).

                 "Coram Notes" means, collectively, (i) the $25,000,000 Coram Healthcare Corporation 12% Non-Convertible Subordinated Note due October 1, 2005 issued as of April 1, 1995 to Caremark, (ii) the $75,000,000 Coram Healthcare Corporation 7% Convertible Subordinated Note due October 1, 2005 issued as of April 1, 1995 to Caremark and
         (iii) any other uncollected proceeds and payment in kind notes payable to Caremark (not to exceed $13,000,000 in the aggregate principal amount) associated with the Caremark sale of assets to Coram on April 6, 1995.

                 "Corporate Integrity Agreement" means the Corporate Integrity Agreement entered into by members of the Caremark Group in connection with the OIG Settlement Agreements, a copy of which has been furnished to the Administrative Agent, as the same may be amended, modified or supplemented.

                 "Cost of Acquisition" means the sum of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Stock Consideration issued or given in such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in connection with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition that should be recorded on financial statements of the Borrower and its Subsidiaries in connection with GAAP, and (vi) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition.

                 "Credit Party" means, collectively, the Borrower and each Guarantor.

                 "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                 "Default Rate" means (i) with respect to each Fixed Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percentage points (2%) above the Fixed Rate applicable to such Loan, and thereafter a rate of interest per annum which shall be two percentage points (2%) above the Base Rate, (ii) with respect to Base Rate

         Loans, a rate of interest per annum which shall be two percentage points (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                 "Designated Caremark Litigation" means, collectively, (i) the Coram Litigation, (ii) those actions, suits, claims, settlements or other proceedings more particularly described on Schedule 1.1--Designated Caremark Litigation, and (iii) any other action, suit, claim or proceeding by any Person (including arbitration or mediation proceedings and any investigation by any Governmental Authority) against any member of the Caremark Group or (in connection with claims and investigations not then the subject of litigation to which a member of the Caremark Group is a party) as to which a member of the Caremark Group is a subject or target, which alleges or is otherwise based in whole or in part upon actual or alleged conduct of any member of the Caremark Group prior to the Closing Date similar in substance to actual or alleged conduct giving rise to any of the matters referred to in clauses (i) and (ii) of this definition.

                 "Designated Caremark Litigation Costs" means the aggregate amount to be paid by the Borrower or any Subsidiary pursuant to all judgments, awards or settlements (whether or not subject to further right of appeal or review) in respect of Designated Caremark Litigation; provided, however, (i) there shall be excluded from such determination the amount of any such judgment, award or settlement to be paid or satisfied by reduction of amounts owing to any member of the Caremark Group under either or both of the Coram Notes, and (ii) the amount of Designated Caremark Litigation Costs shall be reduced from time to time by payments made in satisfaction of such judgments, awards and settlements.

                 "Designated Officer" shall have the meaning therefor provided in Section 7.11.

                 "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                 "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Administrative
         Agent:

                          (a)     Government Securities;

                          (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in Dollars in the United States of America, expressed to mature not later than 90 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                          (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $1,000,000,000 and being rated "A" or better by S&P and "A-2" or better by Moody's;

                          (d)     Repurchase Agreements;

                          (e)     Municipal Obligations;

                          (f)     Pre-Refunded Municipal Obligations;

                          (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                          (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-2" or better by Moody's; and

                          (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P- 1" by Moody's.

                 "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                 "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                 "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of
         Section 414(b) and (c) of the Code.

                 "Eurodollar Auction" shall mean a solicitation of Competitive Bid Quotes setting forth Eurodollar Margins based on the Interbank Offered Rate pursuant to Section 2.2.

                 "Eurodollar Margin" shall have the meaning assigned to such term in Section 2.2(c)(ii)(C).

                 "Eurodollar Market Loans" shall mean Competitive Bid Loans interest rates on which are determined on the basis of Interbank Offered Rate pursuant to a Eurodollar Auction.

                 "Eurodollar Rate Loan" means a Revolving Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                 "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                          Eurodollar =       Interbank Offered Rate          +    Applicable
                             Rate        1- Eurodollar Reserve Percentage           Margin

                 "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not the Administrative Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to the Administrative Agent or any Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Event of Default" means any of the occurrences set forth as such in Section 9.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                 "Exclusion Event" means the occurrence of one or more of the following events: (i) the OIG excludes the Borrower or any of its Material Subsidiaries (or any healthcare facilities material to the operations of any Material Subsidiary) from participation in the Medicare or Medicaid program; (ii) any other federal administrative or regulatory body obtains a similar remedy; (iii) an administrative law judge shall enter a judgment or a decision which excludes the Borrower or any of its Material Subsidiaries (or any healthcare facilities material to the operations of any Material Subsidiary) from participation in the Medicare or Medicaid program or (iv) any administrative or regulatory body of a State of the United States in which the Borrower and its

         Subsidiaries, on a consolidated basis, have at least 10% of their total net sales during the most recently ended fiscal quarter, obtains or invokes a similar remedy.

                 "Existing Letters of Credit" means, collectively, the irrevocable letters of credit issued for the benefit of one or more members of the Caremark Group by The First National Bank of Chicago prior to the Closing Date and remaining outstanding as of the Closing Date, all as more particularly described on Schedule 1.1 - Existing Letters of Credit.

                 "Existing Settlement Agreements" means, collectively, the OIG Settlement Agreements, the Insurer Settlement Agreements, and the other agreements more particularly described on Schedule
         1.1--Additional Settlement Agreements.

                 "Facility Termination Date" means the date on which the Revolving Credit Termination Date shall have occurred, no Letters of Credit shall remain outstanding, the Borrower shall have fully, finally and irrevocably paid and satisfied all Obligations, and no Person shall have any continuing obligation to make Loans or to issue Letters of Credit.

                 "Fair Market Value" means, with respect to any capital stock or other ownership interests issued or given by the Borrower or any Subsidiary in connection with an Acquisition, (i) in the case of capital stock that is Common Stock and such Common Stock is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or prices reported thereon for Common Stock or such other value as may be ascribed to the Common Stock in a definitive merger or acquisition agreement provided such value is determined according to customary methods for like transactions and is approved (to the extent required by Borrower's charter or bylaws) by the Borrower's board of directors or (ii) in the case of capital stock that is not Common Stock or in the event that Common Stock is not so designated on NASDAQ or listed on such national exchange, or in the case of any other ownership interests, the determination of the fair market value thereof in good faith by a majority of disinterested members of the board of directors of the Borrower or such Subsidiary, in each case effective as of the close of business on the Business Day immediately preceding the closing date of such Acquisition.

                 "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Administrative Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Administrative Agent.

                 "Fiscal Year" means the 12 month period of the Borrower commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

                 "Fixed Rate" shall mean the Absolute Rate, the Eurodollar Rate, or the Interbank Offered Rate plus the Eurodollar Margin, as the case may be.

                 "Fixed Rate Loan" means a Loan for which the rate of interest is determined by reference to the Fixed Rate.

                 "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                 "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

                 "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                 "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                 "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign governmental entity.

                 "Guarantors" means, at the Closing Date, the Material Subsidiaries at such date, and at any later date, the Material Subsidiaries who are required to be parties to a Guaranty at such date.

                 "Guaranty" means each Guaranty and Suretyship Agreement between one or more Guarantors and the Administrative Agent for the benefit of the Lenders, delivered as of the Closing Date and otherwise pursuant to Section 7.19, in the form of Exhibit J, as the same may be amended, modified or supplemented; provided, however, (i) the Guaranty of Caremark, Inc. may contain the Caremark, Inc. Guaranty Limitation which remains in effect until the Guaranty Limitation Release Date, and (ii) the Guaranty of Caremark may contain the additional covenant of Caremark to make, until the Guaranty Limitation Release Date, the distributions to the Borrower of Caremark Excess Cash Flow provided for in Section 7.20.

                 "Guaranty Limitation Release Date" means the date upon which the Borrower shall furnish to the Administrative Agent (i) evidence satisfactory to the Administrative Agent that the Caremark Inc. Guaranty Limitation is no longer required by the Indenture, which shall include the opinion of counsel to Caremark, Inc. addressed to the Administrative Agent and the Lenders substantially to that effect, and (ii) the written acknowledgement by the Borrower and Caremark, Inc. addressed to the Administrative Agent and the Lenders stating that the Caremark, Inc. Guaranty Limitation is deemed deleted and of no further force and effect.

                 "Hazardous Material" means and includes any pollutant, contaminant, hazardous, toxic or dangerous waste, substance or material (including petroleum products, asbestos-containing materials and lead), the management, generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                 "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all Letter of Credit Outstandings, all liability of such Person by way of endorsements (other than for collection or deposit of negotiable instruments in the ordinary course of business), all Contingent Obligations and Off Balance Sheet Liabilities, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP are classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include shareholders' capital, surplus and retained earnings, minority interest in Subsidiaries, lease obligations not constituting either Capital Leases or Off Balance Sheet Liabilities, reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

                 "Indebtedness for Money Borrowed" means all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements).

                 "Indenture" means the Indenture dated as of August 1, 1993 between Caremark, as issuer, and Bank America National Trust Company, as trustee.

                 "Indenture Note Purchases" means the acquisition, redemption or defeasance of the Indenture Notes by the Borrower or any Guarantor other than Caremark, Inc..

                 "Indenture Notes" means the notes issued and outstanding from time to time under the Indenture.

                 "Indenture Notes Purchase Sublimit" means, until the Guaranty Limitation Release Date, $100,000,000.

                 "Insurer Settlement Agreements" means, collectively, the agreements more particularly described in Schedule 1.1--Insurer Settlement Agreements.

                 "Insurer Settlement Costs" means the sum of all amounts to be paid by any member of the Caremark Group pursuant to the Insurer Settlement Agreements; provided, however, the aggregate after tax amount of all such amounts, fees, costs and expenses under Insurer Settlement Agreements shall not exceed the "Original After Tax Cost Amount" as described in the Additional Disclosure Letter.

                 "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan or Eurodollar Market Loan for any Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan or Eurodollar Market Loan for any Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days, in the case of a Eurodollar Rate Loan and four Business Days in the case of a Eurodollar Market Loan, prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                 "Interest Period" means,

                 (i) with respect to each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or converted and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.1(c), except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

                 (ii) with respect to any Absolute Rate Loan, the period commencing on the date such Absolute Rate Loan is made and ending on any Business Day not less than 7 and not more than 180 days thereafter, as the Borrower may select as provided in Section 2.2(b); and

                 (iii) with respect to any Eurodollar Market Loan, the period commencing on the date such Eurodollar Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.2(b), except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

         provided, however, that notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Stated Termination Date, such Interest Period shall end on the Stated Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Rate Loan or a Eurodollar Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Loan (other than an Absolute Rate Loan) shall have a duration of less than one month and, if the Interest Period for any Eurodollar Rate Loan or Eurodollar Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period, and (iv) there shall not be more than twelve (12) Interest Periods in effect on any day.

                 "Interest Rate Selection Notice" means the written request of an Authorized Representative, delivered by telefacsimile transmission to the Administrative Agent and effective upon receipt, to elect a subsequent Interest Period for or to convert a Revolving Loan or Revolving Loans of any Type hereunder, as such election or conversion shall be otherwise permitted herein. Any Interest Rate Selection Notice shall be binding on and irrevocable by the Borrower and shall be in the form attached hereto as Exhibit E.

                 "Issuing Bank" means (i) NationsBank as issuer of Letters of Credit under Article III, and (ii) The First National Bank of Chicago only with respect to the Existing Letters of Credit.

                 "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Administrative Agent, as amended, modified or supplemented from time to time.

                 "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Administrative Agent as the office by which its Loans are to be made and maintained.

                 "Letters of Credit" means standby letters of credit issued by the Issuing Bank for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower, and shall include the Existing Letters of Credit.

                 "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                 "Letter of Credit Facility" means the facility described in
         Article III providing for the issuance by the Issuing Bank of Letters of Credit (including the Existing Letters of Credit) in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

                 "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit (including the Existing Letters of Credit) plus the principal amount of all Reimbursement Obligations then outstanding.

                 "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                 "Loan" or "Loans" means any Revolving Loans, Swing Line Loans, Competitive Bid Loans and Reimbursement Obligations, and all extensions and renewals thereof.

                 "Loan Documents" means this Agreement, the Notes, the Guaranties, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Administrative Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from time to time.

                 "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole,
         (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Administrative Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses (ii) and (iii) the imposition of materially burdensome conditions thereon).

                 "Material Subsidiary" means any direct or indirect Subsidiary of the Borrower which (i) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 7.1(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referenced in Section 6.6) (the "Required Financial Information")) or (ii) has income equal to or greater than 5% of Consolidated Net Income (calculated for the most recent period for which the Administrative Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiaries" shall mean Subsidiaries of the Borrower that together have assets equal to not less than 80% of Consolidated Total Assets (calculated as described above) or net income of not less than 80% of Consolidated Net Income (calculated as described above); provided further that if more than one combination of Subsidiaries satisfies such threshold, then those Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                 "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

                 "NCMI" means NationsBanc Capital Markets, Inc. and its successors.

                 "Net Proceeds" from the issuance of equity or Indebtedness means cash payments received therefrom as and when received, net of all legal, accounting, banking, underwriting, title and recording fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such transaction.

                 "Notes" means, collectively, the Revolving Notes, the Competitive Bid Notes, and the Swing Line Note.

                 "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Administrative Agent or NCMI hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                 "Off Balance Sheet Liabilities" means, with respect to the Borrower and its Subsidiaries, (a) any repurchase obligation or liability of the Borrower or any Subsidiary with respect to accounts or notes receivable sold by the Borrower or any Subsidiary, (b) the face amount of accounts receivable pursuant to a Permitted Receivables Securitization, (c) any repurchase obligation or liability of the Borrower or any Subsidiary with respect to property leased by such Person as lessee, (d) obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of the Borrower and its Subsidiaries excluding therefrom operating leases which do not require payment by or due from such Person: (i) at the scheduled termination of such operating lease, (ii) pursuant to a required purchase by such Person of the leased property, or (iii) under any guaranty by such Person of the value of the leased property or (e) net liabilities under any Rate Hedging Obligations.

                 "OIG" means the Office of Inspector General of the U.S. Department of Health and Human Services or any other regulatory body which succeeds to the functions thereof.

                 "OIG Proceedings" means all investigations, proceedings and litigation described in the first three paragraphs of "Item 3. Legal Proceedings" of Caremark's Form 10-K for the year ended December 31, 1994.

                 "OIG Settlement Agreements" means, collectively, the agreements more particularly described on Schedule 1.1--OIG Settlement Agreements.

                 "OIG Settlement Costs" means the sum of (i) all amounts to be paid by any member of the Caremark Group pursuant to the OIG Settlement Agreements and (ii) all fees, costs and expenses paid or payable by any member of the Caremark Group to any Person in connection with the OIG Settlement Agreements or the proceedings from which such OIG Settlement Agreements arose; provided, however, the aggregate after tax amount of all such amounts, fees, costs and expenses under clauses (i) and (ii) shall not exceed $145,009,000.

                 "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made by NationsBank in accordance with the terms hereof.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

              "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                 "Permitted Receivables Securitization" means limited recourse or non-recourse sales and assignments of accounts receivable of the Borrower or its Subsidiaries to one or more entities, the proceeds of which shall be made available to the Borrower or its Subsidiaries; provided, however, that the maximum face amount of accounts receivable which may be sold is $100,000,000 and the minimum price which shall be paid for receivables is 70% of the face amount thereof.

                 "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                 "PPSI Acquisition" means the consummated acquisition by the Borrower of Pacific Physician Services, Inc. pursuant to that certain Plan and Agreement of Merger and Reorganization dated as of December 11, 1995 between such Persons.

                 "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity,
         (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

                 "Prime Rate" means the rate of interest per annum announced publicly by the Administrative Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Administrative Agent.

                 "Principal Office" means the office of the Administrative Agent at NationsBank, National Association, Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention:
         Agency Services, or such other office and address as the Administrative Agent may from time to time designate.

                 "Pro Forma Historical Statements" means (i) the pro forma consolidated balance sheet as at March 31, 1996, and (ii) the pro forma consolidated income statements for the Fiscal Years ended December 31, 1993, December 31, 1994 and December 31, 1995, prepared in accordance with GAAP by independent certified public accountants of national reputation, of the Borrower and its Subsidiaries, giving historical pro forma effect to the Related Acquisition, which shall be furnished to the Administrative Agent and the Lenders prior to the Closing Date.

                 "Quotation Date" shall have the meaning assigned to such term in Section 2.1(b)(v).

                 "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                 "Registration Statement" means the Borrower's Registration Statement on Form S-4, Registration No. 333- 09767, as filed with the Securities and Exchange Commission on August 16, 1996, as amended.

                 "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                 "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful.

                 "Reimbursement Obligation" means, at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                 "Related Acquisition" means the acquisition by the Borrower of the Caremark Group in accordance with the terms of the Related Acquisition Agreement, as such transaction is further described in the Registration Statement.

                 "Related Acquisition Agreement" means that certain Plan and Agreement of Merger dated as of May 13, 1996 by and among the Borrower, Caremark and PPM Merger Corporation, and all schedules, annexes and exhibits thereto, as the same may be amended or supplemented in a manner acceptable to the Administrative Agent and the Required Lenders in their discretion.

                 "Related Acquisition Transaction Documents" means the Related Acquisition Agreement and each document, agreement, instrument, opinion or certificate incorporated therein or delivered in connection therewith, including in each case all annexes, schedules and exhibits thereto, as any of the same may be amended or supplemented in a manner acceptable to the Administrative Agent and the Required Lenders in their discretion.

                 "Reportable Conduct" shall have the meaning provided therefor in the Corporate Integrity Agreement as in effect as of the Closing Date.

                 "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" or better by S&P and "A-2" or better by Moody's and "A-1" by S&P and "P-1" by Moody's, respectively.

                 "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Loans owing to such Lender (without regard to any Swing Line Outstandings or, so long as there shall not exist any Event of Default which shall have resulted in the commitments of the Lenders to make additional Revolving Loans or Swing Line Loans being terminated, any Competitive Bid Loan owing to such Lender) plus, so long as there shall not exist any Event of Default which shall have resulted in the commitments of the Lenders to make additional Revolving Loans or Swing Line Loans being terminated, the aggregate unutilized amounts of such Lender's Revolving Credit Commitment, plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, (i) if any Lender shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition and (ii) if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

                 "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                 "Revolving Credit Facility" means the facility described in
         Article II hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                 "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                 "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 9.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings, Competitive Bid Loans, and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon and other Obligations incurred in connection therewith, and cancellation of all Letters of Credit.

                 "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Section 2.1(a).

                 "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.6(a) substantially in the form of Exhibit F-2, with appropriate insertions as to amounts, dates and names of Lenders.

                 "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies.

                 "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

                 "Solvent" means, when used with respect to any Person, that at the time of determination:

                            (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations;

                           (ii) it is then able and expects to be able to pay its debts as they mature; and

                          (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                 "Stated Termination Date" means September 5, 2001.

                 "Stock Consideration" means, with respect to an Acquisition, the Fair Market Value of all capital stock or other ownership interests of the Borrower or any Subsidiary issued or given in connection with such Acquisition.

                 "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

                 "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to the Borrower and such Person and approved by each of the Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender.

                 "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to Section 2.14.

                 "Swing Line Loans" means loans made by NationsBank to the Borrower pursuant to Section 2.14.

                 "Swing Line Note" means the promissory note of the Borrower evidencing Swing Line Loans executed and delivered to NationsBank as provided in Section 2.14, substantially in the form of Exhibit F-3.

                 "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

              "Termination Event" means: (i) a "Reportable Event" described in
         Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                 "Total Letter of Credit Commitment" means an amount not to exceed $50,000,000.

                 "Total Revolving Credit Commitment" means a principal amount equal to (i) from the Closing Date through December 31, 1996, $750,000,000, and (ii) thereafter, $1,000,000,000, as reduced from time to time in accordance with Section 2.8.

                 "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         1.2.  Rules of Interpretation.

                 (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms by, and shall be interpreted in accordance with, GAAP applied on a Consistent Basis.

                 (b) Each term defined in Article 1 or 9 of the North Carolina Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                 (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                 (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

                 (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                 (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                 (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                 (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                 (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                 (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                 (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

         1.3. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Competitive Bid Loan or a Revolving Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Rate Loan, an Absolute Rate Loan or a Eurodollar Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                                   ARTICLE II

                         The Revolving Credit Facility

         2.1.  Revolving Loans.

                 (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Administrative Agent has terminated the commitments of the Lenders to make Revolving Credit Loans or accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, (A) the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings plus outstanding Competitive Bid Loans shall not exceed the Total Revolving Credit Commitment, and (B) until the Guaranty Limitation Release Date, the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings plus outstanding Competitive Bid Loans (excluding Advances, Loans and Letters of Credit used directly or indirectly to effect Indenture Note Purchases) shall not exceed the Total Revolving Credit Commitment minus the Indenture Notes Purchase Sublimit.
Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (x) no Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (y) each Eurodollar Rate Loan may be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 4.4.

                 (b) Amounts. The aggregate unpaid principal amount of the Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings plus outstanding Competitive Bid Loans shall not exceed at any time the Total Revolving Credit Commitment, and until the Guaranty Limitation Release Date, the aggregate principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings plus outstanding Competitive Bid Loans (excluding Advances, Loans and Letters of Credit used directly or indirectly to effect Indenture Note Purchases) shall not exceed at any time the Total Revolving Credit Commitment minus the Indenture Notes Purchase Sublimit, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Revolving Loan hereunder, other than Base Rate Refunding Loans, and each conversion under Section 2.9, shall be in an amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $500,000.

                 (c)      Advances.  (i)   An Authorized Representative shall
give the Administrative Agent (1) prior to 11:00 A.M. at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.1(c)(iv)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:00 A.M. on the Business Day of such proposed Revolving Loan. Each such notice shall specify the amount of the borrowing, the Type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the
Interest Period to be used in the computation of interest.   Notice of receipt
of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Administrative Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 11:00 A.M. and if not so received, such notice shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day) not later than 1:00 P.M. on the same day as the Administrative Agent's receipt of such notice. Notwithstanding the foregoing: (1) the Borrower may obtain one or more Eurodollar Rate Loans on the Closing Date provided that: (x) the Administrative Agent shall receive the Borrowing Notice therefor in the manner specified in this Section 2.1(c)(i) not later than 11:00 A.M. on the third Business Day preceding the Closing Date and (y) the conditions to making Loans and issuing Letters of Credit in Article V shall be satisfied as of the Closing Date; and
(2) the delivery by the Borrower of the Borrowing Notice described in clause
(1)(x) of this sentence shall constitute the Borrower's irrevocable agreement to be bound by the terms of Article IV with respect to the funds requested under such Borrowing Notice, whether or not Eurodollar Rate Loans are made available to the Borrower on the date requested in the Borrowing Notice, and for that purpose the failure of such Eurodollar Rate Loans to be made as a result of any condition thereto not being satisfied shall constitute a failure of the Borrower to borrow a Fixed Rate Loan as described in Section 4.4(b).

         (ii) Not later than 3:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available to the Administrative Agent, by depositing or transferring the proceeds thereof in immediately available funds at the Principal Office. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to or for the benefit of the Borrower by delivery of the proceeds thereof to the Borrower or a designated Subsidiary as shall be directed in the applicable Borrowing Notice by the Authorized Representative.

         (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to convert the Revolving Loans in accordance with Section 2.9. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Loans (whether Revolving Loans or Competitive Bid Loans) having more than twelve (12) different Interest Periods. If the Administrative Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Loan to or continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(c) or 2.9, the Borrower shall be deemed to have elected to convert such Revolving Loan to (or continue such Revolving Loan as) a Base Rate Loan until the Borrower notifies the Administrative Agent in accordance with Section 2.9.

         (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Administrative Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Administrative Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Administrative Agent and the Administrative Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Administrative Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Administrative Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Administrative Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Administrative Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Borrower converts such Base Rate Loan in accordance with the terms of Section 2.9.

         2.2.  Competitive Bid Loans.

                 (a) In addition to borrowings of Revolving Loans, at any time from the Closing Date prior to the Revolving Credit Termination Date the Borrower may, as set forth in this Section 2.2, request the Lenders to make offers to make Competitive Bid Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.2. Competitive Bid Loans may be Eurodollar Market Loans or Absolute Rate Loans (each a "Type" of Competitive Bid Loan), provided that:

                          (i)     the aggregate amount of outstanding
                 Competitive Bid Loans shall not exceed the Total Revolving Credit Commitment less the sum of the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings;

                          (ii) there may be no more than twelve (12) different Interest Periods for both Revolving Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous);

                          (iii)  the aggregate amount of outstanding
                 Competitive Bid Loans of a Lender shall not exceed at any time an amount equal to the Total Revolving Credit Commitment; and

                          (iv) no Competitive Bid Loan shall have a maturity date subsequent to the Revolving Credit Termination Date.

                 (b) When the Borrower wishes to request offers to make Competitive Bid Loans, it shall give the Administrative Agent (which shall promptly notify the Lenders) notice (a "Competitive Bid Quote Request") to be received no later than 11:00 A.M. on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a Eurodollar Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree). The Borrower may request offers to make Competitive Bid Loans for up to three (3) different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing") and there shall not be outstanding at any one time more than twelve (12) Competitive Bid Borrowings. Each such Competitive Bid Quote Request shall be substantially in the form of Exhibit G and shall specify as to each Competitive Bid Borrowing:

                          (i) the proposed date of such Competitive Bid Borrowing, which shall be a Business Day;

                          (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $5,000,000 (or a larger integral multiple of $500,000) but shall not cause the limits specified in Section 2.2(a) to be violated;

                          (iii) the duration of the Interest Period applicable thereto;

                          (iv) whether the Competitive Bid Quotes requested for a particular Interest Period are seeking quotes for Eurodollar Market Loans or Absolute Rate Loans; and

                          (v) if the Competitive Bid Quotes requested are seeking quotes for Absolute Rate Loans, the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.2(b), no Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree) of any other Competitive Bid Quote Request.

                 (c) (i) Each Lender may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Borrower's request under Section 2.2(b) specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Administrative Agent not later than (x) 2:00 P.M. on the fourth Business Day prior to the proposed date of borrowing, in the case of a Eurodollar Auction or
(y) 10:00 A.M. on the Quotation Date, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree); provided that any Competitive Bid Quote may be submitted by NationsBank (or its Applicable Lending Office) only if NationsBank (or such Applicable Lending Office) notifies the Borrower of the terms of the offer contained therein not later than (x) 1:00 P.M. on the fourth Business Day prior to the proposed date of borrowing, in the case of a Eurodollar Auction or (y) 9:45 A.M. on the Quotation Date, in the case of an Absolute Rate Auction. Subject to Article IV, Article VI and Article IX, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Borrower.

                     (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit H and shall specify:

                                  (A)      the proposed date of borrowing and
                          the Interest Period therefor;

                                  (B)      the principal amount of the
                          Competitive Bid Loan for which each such Competitive Bid Quote is being made, which principal amount shall be at least $5,000,000 (or a larger integral multiple of $500,000); provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes (x) may not exceed the Total Revolving Credit Commitment and (y) may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

                                  (C) in the case of a Eurodollar Auction, the margin above or below the applicable Interbank Offered Rate adjusted for any Eurodollar Reserve Percentage (the "Eurodollar Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable Interbank Offered Rate as so adjusted;

                                  (D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the "Absolute Rate"); and

                                  (E)  the identity of the quoting Lender.

Unless otherwise agreed by the Administrative Agent and the Borrower, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made.

                 (d) The Administrative Agent shall (x) in the case of a Eurodollar Auction, by 4:00 P.M. on the day a Competitive Bid Quote is submitted or (y) in the case of an Absolute Rate Auction, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 11:00 A.M. on the Quotation Date), notify the Borrower of the terms
(i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.2(c) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received and (B) the respective principal amounts and Eurodollar Margins or Absolute Rates, as the case may be, so offered by each Lender (identifying the Lender that made each Competitive Bid Quote).

                 (e) Not later than 11:00 A.M. on (x) the third Business Day prior to the proposed date of borrowing, in the case of a Eurodollar Auction or (y) the Quotation Date, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree), the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.2(d) (and the failure of the Borrower to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Lender. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part shall be at least $5,000,000 or a larger integral multiple of $500,000); provided that:

                          (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                          (ii)  the aggregate principal amount of each
                 Competitive Bid Borrowing shall be at least $5,000,000 (or a larger integral multiple of $500,000) but shall not cause the limits specified in Section 2.2(a) to be violated;

                          (iii) acceptance of offers may be made only in ascending order of Eurodollar Margins or Absolute Rates, as the case may be, in each case beginning with the lowest rate so offered; provided, however, that the Borrower, in its sole discretion, may accept other than the lowest rate where acceptance of the lowest rate will result in an increase in the fee payable by Borrower under Section 2.11; and

                          (iv) the Borrower may not accept any offer where the Administrative Agent has correctly advised the Borrower that such offer fails to comply with Section 2.2(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.2(a)).

If offers are made by two or more Lenders with the same Eurodollar Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period after the acceptance of all offers, if any, of all lower Eurodollar Margins or Absolute Rates, as the case may be, offered by any Lender for such related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such

Lenders as nearly as possible (in amounts of at least $5,000,000 or larger integral multiples of $500,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Competitive Bid Loans and the lowest bid after adjustment as provided in Section 2.2(e)(iii) shall be conclusive in the absence of manifest error. The Borrower shall pay to the Administrative Agent an administrative fee for each Competitive Bid Borrowing in an amount to be agreed upon by the Borrower and the Administrative Agent.

                 (f) Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 P.M. on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at the Principal Office in Dollars and in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in Dollars and in immediately available funds, in an account of the Borrower maintained at the Principal Office.

         2.3. Payment of Interest. (a) The Borrower shall pay interest to the Administrative Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be paid, continued or converted, as the case may be, at the then applicable Base Rate for Base Rate Loans or applicable Fixed Rate for Fixed Rate Loans, as designated by the Authorized Representative pursuant to Sections 2.1 or 2.2; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

                 (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing September 30, 1996 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Fixed Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon the Revolving Credit Termination Date.

         2.4. Payment of Principal. The principal amount of each Revolving Loan shall be due and payable to the Administrative Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of each Competitive Bid Loan shall be due and payable to the Administrative Agent for the benefit of the applicable Lender in full on the last day of the Interest Period applicable thereto, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Fixed Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Administrative Agent for the account of the Lenders the additional amount, if any, required under Section 4.4. All prepayments of Revolving Loans made by the Borrower shall be upon not less than three (3) Business Days prior written notice to the Administrative Agent, effective upon receipt, and shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $500,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b) or Article IV.

         2.5.  Manner of Payment.  (a)     Each payment of principal (including
any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Administrative Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due. The Administrative Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Administrative Agent.

         (b) The Administrative Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Administrative Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

         (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise in the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         2.6. Notes. (a) Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

         (b) Competitive Bid Loans made by each Lender shall be evidenced by the Competitive Bid Note payable to the order of such Lender and representing the obligation of the Borrower to pay the lesser of (a) the aggregate amount of the Total Revolving Credit Commitment and (b) the unpaid principal amount of all Competitive Bid Loans made by such Lender, with interest on the unpaid principal amount from time to time outstanding of each Competitive Bid Loan evidenced thereby as prescribed in Section 2.3. Each Lender is hereby authorized to record the date and amount of each Competitive Bid Loan made by such Lender, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule attached to and constituting part of its Competitive Bid Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any Competitive

Bid Note. Each Competitive Bid Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         2.7. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in Sections 2.11 and 3.3 shall be made to the Administrative Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and
(c) the Administrative Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         2.8. Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than three (3) Business Days' written notice to the Administrative Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Administrative Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $25,000,000 or such greater amount which is in an integral multiple of $5,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. No such reduction shall result in the payment of any Fixed Rate Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under
Section 4.4. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings plus outstanding Competitive Bid Loans exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         2.9. Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower may:

                 (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Administrative Agent on or before 11:00 A.M. on any Business Day, convert all or a part of Fixed Rate Loans to Base Rate Loans on the last day of the Interest Period for such Fixed Rate Loans; and

                 (b) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Administrative Agent on or before 11:00 A.M. three (3) Business Days' prior to the date of such election or conversion:

                          (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                          (ii) convert Base Rate Loans under the Revolving Credit Facility to Eurodollar Rate Loans on any Business Day, or convert any other Fixed Rate Loan to a Eurodollar Rate Loan on the last day of the Interest Period for such Fixed Rate Loan.

         Each election and conversion pursuant to this Section 2.9 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1 and 2.2 and Article IV. Notice of receipt of each such notice of election or conversion shall be provided by the Administrative Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 11:00 A.M. and if not so received, such notice shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day) not later than 1:00 P.M. on the same Business Day as the Administrative Agent's receipt of such notice. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.10. Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Outstanding Letters of Credit and Outstanding Swing Line Loans.

         2.11. Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to, as to each Lender, the Applicable Unused Fee multiplied by the average daily amount by which the Revolving Credit Commitment of such Lender (calculated without giving effect to clause (i) of the definition of "Total Revolving Credit Commitment") exceeds the sum of (i) such Lender's pro rata share of (x) Revolving Credit Outstandings (without giving effect to Swing Line Outstandings or outstanding Competitive Bid Loans) plus (y) Letter of Credit Outstandings plus (ii) the outstanding principal amount of all Competitive Bid Loans then held by such Lender; provided that in no event shall such amount as to any Lender be a negative number. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing September 30, 1996 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when required to do so in accordance with this Agreement, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         2.12. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Administrative Agent may in its discretion, but shall not be obligated to, advance under the Revolving Note in its favor as a Lender all or any portion of such amount or amounts

(each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Revolving Note; provided that, upon payment to the Administrative Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Administrative Agent by the Borrower on each Revolving Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Administrative Agent from the Federal Reserve Bank of Richmond, Virginia, then such payment shall be credited against the applicable Revolving Note of the Administrative Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

         2.13. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower to repay in full the Closing Date Prepayable Debt, for working capital and general corporate needs of the Borrower, including the funding of Acquisitions permitted hereunder and Capital Expenditures, and to fund Indenture Note Purchases to the extent permitted hereunder.

         2.14. Swing Line. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower from the Closing Date and prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $25,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings, Letter of Credit Outstandings and outstanding Competitive Bid Loans exceeds the Total Revolving Credit Commitment. The Company may borrow, repay and reborrow under this Section 2.14. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $1,000,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to NationsBank not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings.
If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 12:30 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

         (b) Swing Line Loans shall bear interest at the Base Rate or at such other rate or rates as the Borrower and NationsBank may agree from time to time, the interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 2.3 with respect to interest on Base Rate Loans (except as NationsBank and the Borrower may otherwise agree in connection with any particular Swing Line Loan). The Swing Line Loans shall be evidenced by the Swing Line Note.

         (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan.
Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein and, upon any such demand by NationsBank, such Swing Line Loan shall without further action be converted to a Base Rate Loan. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.1 until the Borrower converts such Base Rate Loan in accordance with the terms of Section 2.9, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to and of a denomination permitted under Section
2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Administrative Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.1(c)(ii). The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                  ARTICLE III

                               Letters of Credit

         3.1. Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, (A) Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings plus outstanding Competitive Bid Loans shall exceed the Total Revolving Credit Commitment, or (B) until the Guaranty Limitation Release Date, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings plus outstanding Competitive Bid Loans (excluding Advances, Loans and Letters of Credit used directly or indirectly to effect the Indenture Note Purchases) shall exceed the Total Revolving Credit Commitment minus the Indenture Notes Purchase Sublimit. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the fifth Business Day prior to the Stated Termination Date. The First National Bank of Chicago shall act as Issuing Bank only with respect to Existing Letters of Credit as in effect as of the Closing Date, but excluding any renewals or reissuances thereof, whether or not permitted by the terms of the Existing Letters of Credit as in effect on the Closing Date.

         3.2.  Reimbursement.

                 (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable administrative expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.1 and Swing Line Loans if permitted by Section 2.14) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.1(c)(iv) and
Section 2.14, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate plus two percentage points (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

                 (b) In accordance with the provisions of Section 2.1(c), the Issuing Bank shall notify the Administrative Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

                 (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof (or as to the Existing Letters of Credit, on the Closing Date), a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

                          (i) Each Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of
         Article II, pay to the Administrative Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in Section 2.1(c)(iv).

                          (ii) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.1(c)(iv)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with Section 2.1(c)(iv), Swing Line Loans made in accordance with Section 2.14, or otherwise.

                          (iii) Each Lender's obligation to make payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.1(c)(iv) and this Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever.
         If any Lender is obligated to pay but does not pay amounts to the Administrative Agent for the account of the Issuing Bank in full upon such request as required by Section 2.1(c)(iv) or this Section 3.2(c), such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.1(c) until such Lender pays such amount to the Administrative Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Administrative Agent from the Federal Reserve Bank of Richmond, Virginia.

                          (iv) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause
         (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                 (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Administrative Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                 (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article V, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

                 (f) The Borrower agrees that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                 (g)      Without limiting the generality of the provisions of
Section 11.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Administrative Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Administrative Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this
Section 3.2(g) shall survive the Facility Termination Date.

                 (h)      Without limiting Borrower's rights as set forth in
Section 3.2(g), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                          (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                          (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

                          (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                          (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person;

                          (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                          (vi)  any delay, extension of time, renewal,
         compromise or other indulgence or modification granted or agreed to by the Administrative Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                          (vii)  any other circumstance or happening
         whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this Section 3.2(h) shall be deemed to release NationsBank or any other Lender from any liability for actual loss arising as a result of its gross negligence or willful misconduct or out of the wrongful dishonor by NationsBank of a proper demand for payment made under and strictly complying with the terms of any Letter of Credit.

         3.3. Letter of Credit Facility Fees. The Borrower shall pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans. Such payment of fees shall be due with respect to each Letter of Credit quarterly in arrears on the last Business Day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this Section 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         3.4. Administrative Fees. The Borrower shall pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                                   ARTICLE IV

                        Yield Protection and Illegality

         4.1. Additional Costs. (a) The Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or the issuance or maintenance by the Issuing Bank of or any other Lender's Participation in any Letter of Credit issued or Swing Line Loan extended hereunder, or any reduction in any amount receivable by such Lender under this Agreement or the Notes in respect of any of such Loans or the Letters of Credit, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans or the Letters of Credit (other than taxes imposed on or measured by the income, revenues or assets of such Lender); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Eurodollar Rate); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Administrative Agent or the Lenders under this Agreement, the Notes or the issuance or maintenance of, or any Lender's Participation in, the Letters of Credit or Swing Line Loans (or any of such extensions of credit or liabilities). Each Lender will notify the Authorized Representative and the Administrative Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this
Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

                 (b) Without limiting the effect of the foregoing provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Rate Loans or Eurodollar Market Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Eurodollar Rate Loans or Eurodollar Market Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders, the obligation hereunder of such Lender to make, and to convert Base Rate Loans into, Fixed Rate Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans or Eurodollar Market Loans convert such Fixed Rate Loans into Base Rate Loans or other Fixed Rate Loans not then subject to such restrictions; provided, however, that the suspension of such obligation and the conversion of any Fixed Rate Loans into Base

Rate Loans or other Fixed Rate Loans not then subject to such restrictions shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Base Rate Loans into, Fixed Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

                 (c)      Determinations by any Lender for purposes of this
Section 4.1 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make Loans, or by NationsBank as issuer of any Letter of Credit of the effect of any Regulatory Change on its costs in connection with the issuance or maintenance of, or any other Lender's Participation in, any Letter of Credit issued or Swing Line Loan extended hereunder, or the effect of any Regulatory Change on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made taking into account such Lender's policies, or the policies of the parent corporation of such Lender, as to the allocation of capital, costs and other items and shall be conclusive absent manifest error. The Lender requesting such compensation shall furnish to the Authorized Representative and the Administrative Agent within one hundred eighty (180) days of the incurrence of any Additional Costs for which compensation is sought, and at or prior to its request for a specific amount of compensation under this Section 4.1, an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs.

         4.2. Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan or Eurodollar Market Loan for any Interest Period, the Administrative Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

                 (a) quotations of interest rates for the relevant deposits referred to in the definition of "Interbank Offered Rate" in
         Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Fixed Rate Loan as provided in this Agreement; or

                 (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.1 upon the basis of which the Eurodollar Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such Fixed Rate Loan for such Interest Period;

then the Administrative Agent shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Rate Loans that are subject to such condition, or to convert Base Rate Loans





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

or other Loans into Eurodollar Rate Loans, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans or Eurodollar Market Loans, as applicable, convert such Loans into another Fixed Rate Loan if such Fixed Rate Loan is not subject to the same or similar condition, or Base Rate Loans, if available hereunder. The Administrative Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section 4.2 promptly following the determination by the Administrative Agent that the availability of Eurodollar Rate Loans or Eurodollar Market Loans is, or is to be, suspended as a result thereof.

         4.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Rate Loans or Eurodollar Market Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or continue Eurodollar Rate Loans or Eurodollar Market Loans, or to convert Base Rate Loans or other Loans into Eurodollar Rate Loans, shall be suspended until such time as such Lender may again make and maintain Eurodollar Rate Loans or Eurodollar Market Loans, and such Lender's outstanding Eurodollar Rate Loans or Eurodollar Market Loans shall be converted into Base Rate Loans or other Type of Loan not subject to such restrictions in accordance with Section 2.9 or earlier if required by applicable law. The conversion of any Eurodollar Rate Loans or Eurodollar Market Loan into Base Rate Loans or other Type of Loan shall apply only to any Lender who is affected by such restrictions and who has provided written notice thereof to the Borrower and the Administrative Agent, and the obligation of the other Lenders to make, and to convert Base Rate Loans or other Loans into, Eurodollar Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans or other Loans into, Eurodollar Rate Loans is so suspended, then any request by the Borrower during the pendency of such suspension for a Revolving Loan that is a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

         4.4. Compensation. The Borrower shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

                 (a) any payment, prepayment or conversion of a Fixed Rate Loan on a date other than the last day of the Interest Period for such Fixed Rate Loan, including without limitation any conversion required pursuant to Sections 4.1, 4.2 or 4.3; or

                 (b) any failure by the Borrower to borrow or convert a Fixed Rate Loan on the date for such borrowing or conversion specified in the relevant Borrowing Notice, Interest Rate Selection Notice, or acceptance of any Competitive Bid Quote under Article II;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date scheduled for such borrowing or conversion) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (ii) the Interbank Offered Rate (as to Eurodollar Rate Loans or Eurodollar Market Loans) or other appropriate cost of funds (in the case of Absolute Rate Loans), in each case as reasonably determined by such Lender, for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period. A determination of a Lender as to the amounts payable pursuant to this Section 4.4 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 4.4 shall promptly furnish to the Authorized Representative and the Administrative Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation.

         4.5. Alternate Loan and Lender. In the event any Lender suspends the making of any Eurodollar Rate Loan or Eurodollar Market Loan pursuant to this
Article IV (herein a "Restricted Lender"), the Restricted Lender's Commitment Percentage of any Eurodollar Rate Loan shall bear interest at the Base Rate until the Restricted Lender once again makes available the applicable Eurodollar Rate Loan. Notwithstanding the provisions of Sections 2.3, interest shall be payable to the Restricted Lender in respect of Loans to which the suspension applies at the time and manner as paid to those Lenders making available Eurodollar Rate Loans.

         4.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Administrative Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Administrative Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, and (iv) any taxes arising after the Closing Date solely as a result of or attributable to a Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will (after written notice thereof together with an explanation of the nature of such Taxes):

                 (x) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                 (y) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                 (z) pay to the Administrative Agent for the account of each Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

         (b) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms 4224 or 1001, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

         (c) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by or on behalf of the Borrower.

         4.7. Certain Assignments. In the event that any Lender shall make a demand for compensation for Additional Costs (in a non-deminimis amount) pursuant to Section 4.1 or shall not be obligated to make or maintain Eurodollar Rate Loans or Eurodollar Market Loans pursuant to Section 4.3 (a "Qualified Lender"), then, so long as such Lender is a Qualified Lender and provided that a Default or Event of Default shall not exist, the Borrower, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and on not less than three (3) Business Days prior written notice to the Administrative Agent and the Qualified Lender, may demand that the Qualified Lender assign, and subject to the terms hereof the Qualified Lender shall assign, to another bank or financial institution specified by the Borrower in such notice, all (but not less than all) of the Qualified Lender's right and obligations under the Loan Documents in accordance with Section 11.1; provided, however: (i) the obligation of the Qualified Lender to assign its rights under this Section 4.7 shall be subject to receipt by the Qualified Lender of payment of all outstanding principal and accrued interest owing to such Qualified Lender in respect of Loans and Participations hereunder, (ii) the proposed assignee shall satisfy the requirements of a Lender, including those set forth in Sections

11.1 and 4.6, and (iii) the Borrower shall remain obligated to the Qualified Lender for all Obligations, including Additional Costs and amounts required to be paid under Section 4.4 (the assignment of any Fixed Rate Loan constituting a prepayment thereof) allocable to the period prior to the assignment by the Qualified Lender.

                                   ARTICLE V

                   Conditions to Execution of Loan Documents,
                   Making Loans and Issuing Letters of Credit

         5.1. Conditions to Execution of Loan Documents, Making Loans and Issuing Letters of Credit. As conditions precedent to the execution and delivery by the Agents and the Lenders of this Agreement and the other Loan Documents to which they are a party, and to the obligations of the Lenders to make the initial extension of credit hereunder, whether in the form of an initial Advance by the Lenders, the initial Letter of Credit issued by the Issuing Bank or the initial Swing Line Loan by NationsBank:

                 (a) the Administrative Agent shall have received on the Closing Date, in form and substance satisfactory to the Administrative Agent and the Lenders, the following:

                            (i) executed originals of each of this Agreement, the Notes, the initial Guaranties, the LC Account Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable written opinion or opinions with respect to the Loan Documents, the Related Acquisition Transaction Documents and the respective transactions contemplated thereby of counsel (which may be or include special counsel) to the Borrower and the other Credit Parties dated the Closing Date, addressed to the Administrative Agent and the Lenders and satisfactory to the Administrative Agent and Smith Helms Mulliss & Moore, L.L.P., special counsel to the Administrative Agent, substantially in the form of Exhibit K;

                          (iii) the favorable written opinion or opinions with respect to the Related Acquisition Transaction Documents and the respective transactions contemplated thereby of counsel (which may be or include special counsel) to the Borrower and the other Credit Parties and Caremark Counsel dated the Closing Date, addressed to the Administrative Agent and the Lenders (or expressly stating therein, or in a separate letter of even date with such opinion and addressed to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders may rely on such opinion as if they were addressees thereof), and satisfactory to the Administrative Agent and Smith Helms Mulliss & Moore, L.L.P., special counsel to the Administrative Agent;

                           (iv) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                            (v) executed originals, or copies of executed originals certified by the secretary or assistant secretary of the Borrower, of the Related Acquisition Agreement and all other material Related Acquisition Transaction Documents, which shall evidence the corporate (and shareholder, if any) authorization for and consummation of the Related Acquisition as of the Closing Date on the terms provided in the Related Acquisition Agreement and the Registration Statement;

                           (vi) specimen signatures of officers of each Credit Party executing the Loan Documents on behalf of such Credit Party, certified by the secretary or assistant secretary of such Credit Party;

                          (vii) the charter documents of each Credit Party certified as of a recent date by the Secretary of State of its state of organization;

                         (viii) the bylaws of each Credit Party certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (ix) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each Credit Party as to the due existence and good standing of each Credit Party;

                            (x) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each Credit Party as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business would reasonably be expected to have a Material Adverse Effect;

                           (xi)   notice of appointment of the initial
                 Authorized Representative(s);

                          (xii) evidence of all insurance required by the Loan Documents;

                         (xiii) a certificate of Borrower's President, chief executive officer, Treasurer or chief financial officer dated the Closing Date certifying that (A) as of the Closing Date there does not exist any default or event of default under any Indebtedness of the Borrower or any Subsidiary or any Assumed Debt or under any of the Existing Settlement Agreements, (B) as of the Closing Date and immediately after giving effect to the Related Acquisition and all Advances made and Letters of Credit issued as of the Closing Date (1) there does not exist any Default or Event of Default or any default or event of default under any Assumed Debt or under any of the Existing Settlement Agreements and (2) the Borrower and each of the other Credit Parties is Solvent;

                          (xiv)   Pro Forma Historical Statements;

                           (xv) Compliance Certificate of an Authorized Representative dated the Closing Date demonstrating compliance as at June 30, 1996 on a pro forma basis (giving effect to the Related Acquisition) with the financial covenants contained in Sections 8.1(a) through 8.1(c);

                          (xvi) an initial Borrowing Notice, if any, and, if elected by the Borrower, an initial Interest Rate Selection Notice;

                         (xvii) evidence satisfactory to the Administrative Agent that all fees payable by the Borrower on the Closing Date to the Administrative Agent, NCMI and the Lenders have been paid in full;

                        (xviii)   evidence satisfactory to the Administrative
                 Agent (which may include the appropriate written request or direction of the Borrower to the Agent delivered as of the Closing Date) of the use of Advances, together with other funds supplied by the Borrower (if any), to the repayment in full of the Closing Date Prepayable Debt (other than the continuation hereunder of Reimbursement Obligations in respect of the Existing Letters of Credit), and the making of satisfactory arrangements for the effective release and termination of all Liens securing any Closing Date Prepayable Debt substantially simultaneously with such payment; and

                          (xix) evidence satisfactory to the Administrative Agent that (A) the Borrower's name has been changed from "MedPartners/Mullikin, Inc." to "MedPartners, Inc." and (B) the Material Subsidiary whose name was "MedPartners, Inc." prior to the Closing Date has been changed to "MP of Delaware, Inc.";

                           (xx)   such other documents, instruments,
                 certificates and opinions as the Administrative Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the Related Acquisition or the transactions contemplated hereby; and

                 (b) In the good faith judgment of the Administrative Agent and the Lenders:

                            (i) there shall not have occurred or become known to the Administrative Agent or the Lenders any event, condition, situation or status (including any change in the status of any Designated Caremark Litigation) since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries, including any member of the Caremark Group, delivered to the Administrative Agent and the Lenders prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect or materially adversely affect the business, properties, operations or condition, financial or otherwise, of the Caremark Group, taken as a whole;

                           (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to
                 (x) result in a Material Adverse Effect or materially adversely affect the business, properties, operations or condition, financial or otherwise, of the Caremark Group, taken as a whole, or (y) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Person to fulfill their respective obligations under the Related Acquisition Transaction Documents;

                          (iii) the Borrower, its Subsidiaries, and the Caremark Group shall have received all approvals, consents and waivers (including the expiration or early termination of any waiting period without notice of intent to challenge or request for further information by any Governmental Authority), and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby and by the Related Acquisition Transaction Documents without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which the Borrower or any Subsidiary or any member of the Caremark Group is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect or materially adversely affect the business, properties, operations or condition, financial or otherwise, of the Caremark Group, taken as a whole, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Person to fulfill its obligations under the Related Acquisition Transaction Documents; and

                   (iv) there shall not have occurred or exist (A) an engagement in hostilities by the United States of America or other national or international emergency or calamity, (B) a general suspension of or material limitation on trading on the New York Stock Exchange or other national securities exchange,
                 (C) the declaration of a general banking moratorium by any applicable Governmental Authority or the imposition by any applicable Governmental Authority of any material limitation on transactions of the type contemplated by the Loan Documents, or (D) any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated under the Loan Documents.

         5.2. Conditions of Revolving Loans and Letter of Credit. The obligations of the Lenders to make any Revolving Loans or Competitive Bid Loans, the Issuing Bank to issue Letters of Credit, and NationsBank to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                 (a) the Administrative Agent or, in the case of Swing Line Loans, NationsBank shall have received a Borrowing Notice if required by Article II;

                 (b) the representations and warranties of the Borrower and each Subsidiary set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan, Competitive Bid Loan or Letter of Credit issuance or renewal, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date) and except that the financial statements referred to in Section 6.6(a) shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to
         Section 7.1 from the date financial statements are delivered to the Administrative Agent and the Lenders in accordance with such Section;

                 (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall reasonably request;

                 (d) at the time of (and after giving effect to) each Advance, Swing Line Loan, Competitive Bid Loan or the issuance or renewal of a Letter of Credit, no Default or Event of Default specified in Article IX shall have occurred and be continuing; and

                 (e)      immediately after giving effect to:

                          (i) a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender, together with all Participations of such Lender, shall not exceed such Lender's Revolving Credit Commitment;

                          (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                          (iii) a Swing Line Loan, the Swing Line Outstandings shall not exceed $25,000,000; and

                          (iv) a Revolving Loan, Swing Line Loan, Competitive Bid Loan, or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line

         Outstandings plus outstanding Competitive Bid Loans (i) shall not exceed the Total Revolving Credit Commitment and (ii) prior to the Guaranty Limitation Release Date and excluding Advances, Loans and Letters of Credit used directly or indirectly to effect Indenture Note Purchases, shall not exceed the Total Revolving Credit Commitment minus the Indenture Notes Purchase Sublimit.

                                   ARTICLE VI

                         Representations and Warranties

         The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans) after giving effect to the Related Acquisition (except where expressly otherwise provided), that:

         6.1.  Organization and Authority.

                 (a) The Borrower is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, and each Subsidiary is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

                 (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                 (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents and each of the Related Acquisition Transaction Documents to which it is a party;

                 (d) Each Subsidiary has the power and authority to execute, deliver and perform the Guaranty and each of the other Loan Documents and each of the Related Acquisition Transaction Documents to which it is a party; and

                 (e) When executed and delivered, each of the Loan Documents and the Related Acquisition Transaction Documents to which the Borrower or any Subsidiary is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

         6.2. No Conflict. The execution, delivery and performance by the Borrower and each Subsidiary of each of the Loan Documents and Related Acquisition Transaction Documents to which it is a party:

                 (a) have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval) of the Borrower and each other Credit Party required for the lawful execution, delivery and performance thereof;

                 (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or any Subsidiary or its properties, or (iii) the charter documents, partnership agreement or bylaws of the Borrower or any Subsidiary;

                 (c) do not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which Borrower or any Subsidiary is a party, or by which the properties or assets of Borrower or any Subsidiary are bound which conflict, breach, event or default or default could reasonably be expected to have a Material Adverse Effect; and

                 (d) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of Borrower or any Subsidiary except any Liens in favor of the Administrative Agent and the Lenders created by the Loan Documents;

         6.3. Solvency. The Borrower and each Subsidiary is Solvent after giving effect to the transactions contemplated by the Loan Documents and the Related Acquisition Transaction Documents;

         6.4. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 6.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 7.19; Schedule 6.4 states as of the date hereof and after giving effect to the Related Acquisition the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary, whether such Subsidiary is a Caremark Subsidiary, and whether such Subsidiary is a Material Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 6.4, free and clear of any Lien;

         6.5. Ownership Interests. Borrower owns no interest in any Person other than the Persons listed in Schedule 6.4, equity investments in Persons not constituting Subsidiaries permitted under Section 8.6 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 7.19;





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         6.6.  Financial Condition.

                 (a) The Registration Statement contains therein the financial statements described on pages F-4 through F-56. Such financial statements (including the notes thereto) present fairly the financial condition of (i) the Borrower and its Subsidiaries (before giving effect to the Related Acquisition) and (ii) the Caremark Group as of the end of the Fiscal Years and six month periods set forth and results of their operations and the changes in their stockholders' equity and cash flow for the Fiscal Years and six month periods then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis;

                 (b) since December 31, 1995 there has been no material adverse change in the condition, financial or otherwise, of (i) the Borrower or any of its Subsidiaries (before giving effect to the Related Acquisition) or (ii) any member of the Caremark Group, or in the businesses, properties, performance, prospects or operations of
         (x) the Borrower or any of its Subsidiaries (before giving effect to the Related Acquisition) or (y) any member of the Caremark Group, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                 (c) except as set forth in the financial statements referred to in Section 6.6(a) or in Schedule 6.6 or permitted by
         Section 8.4, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness or other commitment or liability which remains outstanding or unsatisfied;

                 (d) the Pro Forma Historical Statements provided to the Administrative Agent and the Lenders accurately reflect in accordance with GAAP the historical pro forma financial condition and results of operations of the Borrower and its Subsidiaries for the respective periods covered thereby, after giving pro forma effect to the Related Acquisition; and

                 (e) the Pro Forma Projections provided to the Administrative Agent and the Lenders were prepared by the Borrower in good faith and are based upon assumptions which the Borrower believes to have been reasonable as of the time of preparation thereof and as of the Closing Date;

         6.7. Title to Properties. The Borrower and each of its Subsidiaries has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 6.7 and Liens permitted by Section 8.3;

         6.8. Taxes. Except as set forth in Schedule 6.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial





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statements described in Section 6.6(a) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

         6.9.  Other Agreements.  Neither the Borrower nor any Subsidiary is

                 (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument (including the Existing Settlement Agreements), or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                 (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including the Existing Settlement Agreements) to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

         6.10. Litigation. Except as set forth in Schedule 6.10, there is no action, suit, investigation or proceeding (including the Designated Caremark Litigation) at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be expected to result in an Exclusion Event or otherwise to have a Material Adverse Effect;

         6.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         6.12. Investment Company. Neither the Borrower nor any other Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C.
Section 80a-1, et seq.). The application of the proceeds of the Loans and Letters of Credit and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;





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         6.13.  Patents, Etc.  The Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person;

         6.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Administrative Agent in connection with the negotiation or preparation of the Loan Documents (including such items pertaining to the Related Acquisition) contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

         6.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the Related Acquisition Transaction Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents or the Related Acquisition Transaction Documents which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect or to materially impair or impose materially burdensome conditions on the consummation of the Related Acquisition in accordance with the Related Acquisition Transaction Documents, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

         6.16.  Employee Benefit Plans.

                 (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and each trust related to such plan is exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                 (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406





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

         of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
         (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

                 (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                 (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                 (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                 (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                 (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         6.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

         6.18. Hazardous Materials. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects, and has been issued and maintains all required federal, state and local permits, licenses, certificates and approvals pertaining to Hazardous Materials that are germane to the conduct of its business. Neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation which, and no Designated Officer of either the Borrower or any Subsidiary is aware of any facts, which (i) calls into question, or could reasonably be expected to call into





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question, compliance by the Borrower or any Subsidiary with any Environmental
Laws, (ii) seeks, or could reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any material license, permit, certification or approval pertaining to Hazardous Material that is germane to the conduct of its business, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, and which in any such case could reasonably be expected to have a Material Adverse Effect;

         6.19. Employment Matters. (a) Except as described on Schedule 6.19, none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

         (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect;

         6.20. Compliance with Laws. Other than as to certain conduct giving rise to the OIG Settlement Agreements, the Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective property where non-compliance could reasonably be expected to have a Material Adverse Effect. No Exclusion Event has occurred and is continuing;

         6.21. Existing Settlement Agreements. (a) The OIG Proceedings with the federal governmental entities, state governmental entities and the District of Columbia involved have been fully and finally settled through the OIG Settlement Agreements. All claims and potential claims of other Persons a party to or otherwise bound by any of the other Existing Settlement Agreements which purport to be resolved by such other Existing Settlement Agreements have been fully and finally settled through such Existing Settlement Agreements.
All actual or, to the knowledge of Borrower's officers, all threatened actions by any federal governmental authority and, by any State (including the District of Columbia) Governmental Authority which have been or could be brought based upon the allegations which form the basis of the OIG Proceedings have been fully and finally settled through the OIG Settlement Agreements. The Existing





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Settlement Agreements are in the respective forms thereof as furnished to the
Agents prior to the Closing Date, have not been terminated, revoked or rescinded by any party thereto and remain in full force and effect. Neither the Borrower nor any Subsidiary has defaulted in the performance, observance or fulfillment of any of the terms or conditions of any of the Existing Settlement Agreements;

         (b) To the knowledge of the Borrower's officers, no events or facts have occurred with respect to the Borrower or any of its Subsidiaries which could give rise to review (other than in the ordinary course of business) by any federal, state or local regulatory, enforcement or governmental body or authority (i) of a nature similar to that involved with the OIG Proceedings or similar to the claims and potential claims settled under the other Existing Settlement Agreements and (ii) the outcome of which could reasonably be expected to subject the Borrower and/or its Subsidiaries to liabilities, individually or in the aggregate, in excess of $25,000,000;

         6.22. Related Acquisition. The Related Acquisition, as described in the Registration Statement, has been fully consummated in accordance with the Related Acquisition Transaction Documents;

         6.23. Representations and Warranties from the Related Acquisition Transaction Documents. As of the Closing Date (and immediately prior to giving effect to the Related Acquisition), each of the representations and warranties made by the Borrower or any Subsidiary in the Related Acquisition Transaction Documents are true and correct in all material respects as of the date hereof, and the Borrower is not aware of any facts or circumstances indicating that any of the representations or warranties of any member of the Caremark Group contained in the Related Acquisition Transaction Documents are not true and correct in all material respects as of the date hereof;

         For purposes of this Article VI, the phrase "to the knowledge of Borrower's officers" shall mean to the actual knowledge of any of (i) the following officers of Borrower: (1) President or Chief Executive Officer, (2) Executive Vice Presidents, (3) General Counsel, (4) Vice President of Legal Services, (5) Regional Vice Presidents, (6) Treasurer, (7) Assistant Treasurer, or (8) any successor position or title of (1) through (7), and (ii) with respect to Sections 6.20, 6.21 and 6.22, (1) any officer of the Borrower described in clause (i) or (2) any General Counsel of Caremark.





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                                  ARTICLE VII

                             Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

         7.1. Financial Reports, Etc. (a) As soon as practical and in any event within 95 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Administrative Agent and each Lender (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Ernst & Young, or such other independent certified public accountants as are selected by the Borrower and approved by the Administrative Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a Compliance Certificate of an Authorized Representative demonstrating compliance with Sections 8.1;

         (b) as soon as practical and in any event within 50 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year of the Borrower), deliver to the Administrative Agent and each Lender (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, setting forth comparative financial statements for the comparable period in the preceding Fiscal Year, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and cash flows for such fiscal period, in conformity with the standards set forth in Section 6.6(a) with respect to interim financial statements, and (ii) a Compliance Certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 7.1(a)(ii);

         (c) together with each delivery of the financial statements required by Section 7.1(a)(i), deliver to the Administrative Agent and each Lender a letter from the Borrower's accountants specified in Section 7.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;





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         (d)  together with the financial statements required under Section
7.1(a), the Borrower shall deliver to the Administrative Agent and to independent counsel for the Administrative Agent a current Compliance Report. Such independent legal counsel shall promptly deliver to the Administrative Agent (which the Administrative Agent shall promptly deliver to each Lender) and Borrower (other than such portions thereof which are privileged or attorney work product) an assessment report, in form and substance and containing such detail as shall be acceptable to the Administrative Agent, of any matters disclosed in such Compliance Report which such independent legal counsel, in consultation with the Administrative Agent shall determine to be material. Copies of the Compliance Reports will be maintained for review by any Lender at the office of such independent counsel.

         (e) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Administrative Agent and each Lender a copy of
(i) all regular or special reports or effective registration statements which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, including without limitation all reports on Form 10-K, 10-Q and 8-K, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, (iii) any management letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary, and (iv) all material reports and other statements (other than routine reports and other statements prepared in the ordinary course of business that would not result in adverse action) that the Borrower or any Subsidiary may render to or file with any Governmental Authority, including without limitation such matters as pertain to compliance by any Person with obligations or fulfillment or nonfulfillment of conditions under any of the Existing Settlement Agreements;

         (f) on a monthly basis not later than the fifth (5th) Business Day of each month, the Borrower shall deliver to the Administrative Agent, the Lenders and independent counsel for the Administrative Agent a report, in form and substance and containing such detail as shall be acceptable to the Administrative Agent, identifying all filings, all rulings and all depositions which have occurred since the date of the last such monthly report in connection with the Coram Litigation. At the request of the Administrative Agent or any of the Lenders, the Borrower shall provide copies of any of such publicly available pleadings filed or rulings issued. The Administrative Agent may request from time to time that its independent counsel provide to it and each of the Lenders such assessment of the status of the Coram Litigation as may be derived by independent counsel from the information furnished to it pertaining to the Coram Litigation.

         (g) as soon as possible and in any event within 5 Business Days after receipt by the Borrower or any Subsidiary, the Borrower shall deliver to the Administrative Agent and each Lender a copy of any notice (issued by the OIG or any other applicable Governmental Authority) of proposal or intent to exclude the Borrower or any Subsidiary from participation in any Medicare or Medicaid program or any comparable program administered by any Governmental Authority of any State or the District of Columbia, or of any Exclusion Event;





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         (h)  as soon as possible and in any event within 5 Business Days after the entry, filing or consummation of any award, judgment or settlement giving rise to any Designated Caremark Litigation Costs, deliver to the Administrative Agent (i) a copy of such award, judgment or settlement, and (ii) a Compliance Certificate duly completed and executed by an Authorized Representative and containing calculations with respect to financial covenant compliance giving effect (in the manner specified in the definition of "Consolidated Indebtedness" in Section 1.1) to such award, judgment or settlement (together with all other awards, judgments and settlements then affecting the computation of Consolidated Indebtedness) as of the most recent fiscal quarter of the Borrower then ended; and

         (i) promptly, from time to time, deliver or cause to be delivered to the Administrative Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs (including litigation, subject to applicable privileges) and financial condition as the Administrative Agent or such Lender may reasonably request;

         The Administrative Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Administrative Agent, to any Governmental Authority having jurisdiction over the Administrative Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

         7.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case to the extent reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

         7.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 8.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary;

         7.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until





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any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors;

         7.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated, (b) maintain general public liability insurance and medical malpractice insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes), such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than that specified in Schedule 7.5, such insurance policies to be in
form reasonably satisfactory to the Administrative Agent.   Each of the
policies of insurance described in this Section 7.5 shall provide that the insurer shall give the Administrative Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse, or altered in any manner so as to decrease coverage or increase deductible amounts or copayment or similar obligations of any insured;

         7.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

         7.7. Right of Inspection. Permit any Person designated by any Lender or the Administrative Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice;

         7.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, regulations applicable to the Medicare and Medicaid programs and any comparable programs of any State or the District of Columbia, and all laws, rules and regulations of Governmental Authorities pertaining to the licensing of professional and other health care providers;

         7.9.  Governmental Licenses.      Obtain and maintain all licenses,
permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, in each case or cumulatively where the failure to do so could reasonably be expected to have a Material Adverse Effect;





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

         7.10. Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 7.2 through 7.9, and 7.18 inclusive;

         7.11. Officer's Knowledge of Default. As promptly as practicable but in any event within five (5) Business Days of any of the President, any Senior or Executive Vice President, the Treasurer or any Assistant Treasurer, the General Counsel, or any Vice President of Legal Services (or Person in any successor position or title), or Authorized Representative of the Borrower (each, a "Designated Officer") obtaining knowledge of (i) any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, (ii) the failure of any Person party to or otherwise bound by any of the Existing Settlement Agreements to observe, perform or fulfill the obligations or conditions contained in any of the Existing Settlement Agreements or the occurrence of any other default or event of default thereunder, or (iii) any notice, claim or assertion by any Person party to or otherwise bound by any of the Existing Settlement Agreements seeking the revocation, termination or rescission of any of the Existing Settlement Agreements, cause such officer or an Authorized Representative to promptly notify the Administrative Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto;

         7.12. Suits or Other Proceedings. Upon any Designated Officer obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, (i) which constitutes Designated Caremark Litigation within the meaning of clause (iii) of the definition of such term in Section 1.1, (ii) an adverse result in which could reasonably be expected to result in an Exclusion Event, or (iii) making a claim or claims in any single litigation, proceeding or other such process in an aggregate amount greater than $10,000,000 not otherwise covered by insurance, promptly (or, in the case of any matter described in clause (iii) of this Section 7.12, as promptly as practicable but in any event within thirty (30) days) deliver to the Administrative Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

         7.13. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any material (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials;

         7.14. Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary (i) has violated any Environmental Law, (ii) has released or is about to release any

Hazardous Material other than in compliance with all Environmental Laws (or suffered or permitted such action by any other Person or in respect of property owned or operated by the Borrower or any Subsidiary), or (iii) is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Borrower or the applicable Subsidiary which shall have become enforceable against creditors of such Person;

         7.15. Indemnification. Without limiting the generality of Section 11.9, the Borrower hereby agrees to indemnify and hold the Administrative Agent, the Lenders and NCMI, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' and other experts' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation or alleged violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the use, generation, handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 7.15 shall survive the Facility Termination Date and expiration or termination of this Agreement;

         7.16. Further Assurances. At the Borrower's cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents;

         7.17.  Employee Benefit Plans.

         (a) Together with the financial statements required to be delivered pursuant to Section 7.1(a) and 7.1(b), give notice to the Administrative Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

         (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Administrative Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

         (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (i) and (ii), deliver to the Administrative Agent copies of (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, and (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA. The Borrower will notify the Administrative Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

         7.18. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

         7.19. New Subsidiaries. As soon as practicable and in any event within thirty (30) days after the acquisition or creation of any Material Subsidiary, or upon an existing Subsidiary becoming a Material Subsidiary, cause to be delivered to the Administrative Agent for the benefit of the Lenders each of the following:

                 (i) a Guaranty executed by such Subsidiary substantially in the form of Exhibit J;

                 (ii) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Guaranty provided for in this Section 7.19 and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to
         Section 5.1(a)(ii)), to the effect that:

                          (A) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then
                 owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as
                 a foreign corporation or partnership in each   other
                 jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

                          (B) the execution, delivery and performance of the Guaranty described in this Section 7.19 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreement has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

                          (C) neither the execution or delivery of, nor performance by such Subsidiary of its obligations under, the Guaranty described in this Section 7.19 (a) does or will conflict with, violate or constitute a breach of (i) the charter, partnership agreement (if any) or bylaws of such Subsidiary, (ii) any laws, rules or regulations applicable to such Subsidiary, or (iii) to the knowledge of such counsel, any contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order, decree or arbitral award to which such Subsidiary is a party or by which such Subsidiary or any of its properties is bound, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of such Subsidiary, except for the Liens expressly created pursuant to the Loan Documents;

                 (iii) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.19.

         7.20. Caremark Excess Cash Flow. Until the Guaranty Limitation Release Date, cause Caremark to distribute to the Borrower in respect of each fiscal quarter of each Fiscal Year, the Caremark Excess Cash Flow for such fiscal quarter, the distribution with respect to each such fiscal quarter to be made no later than the first date on which financial statements of the Borrower and its Subsidiaries that include such fiscal quarter are required to be delivered pursuant to Section 7.1(a) or (b).

                                  ARTICLE VIII

                               Negative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         8.1.  Financial Covenants.

         (a) Consolidated Net Worth. Permit Consolidated Net Worth to be less than (i) $560,000,000 at the Closing Date and through September 29, 1996, and
(ii) as at the last day of each fiscal quarter of the Borrower ending on or after September 30, 1996 and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 8.1(a) as at the end of the immediately preceding fiscal quarter, plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including in Consolidated Net Income for purposes of this Section 8.1(a) only any net gain or credit of an extraordinary nature), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments.

         (b) Consolidated Leverage Ratio. Permit at any time during the respective periods set forth below the Consolidated Leverage Ratio to be greater than that set forth opposite each such period:

                                                           Consolidated
                   Period                                 Leverage Ratio
                   ------                                 --------------
           Closing Date through                            3.50 to 1.00
           December 31, 1997

           January 1, 1998 through                         3.25 to 1.00
           December 31, 1998

           January 1, 1999 and thereafter                   3.00 to 1.00

         (c) Consolidated Fixed Charge Ratio. Permit at any time during the respective periods set forth below the Consolidated Fixed Charge Ratio to be less than that set forth opposite each such period:

                                                        Consolidated
                   Period                            Fixed Charge Ratio
                   ------                            ------------------
           Closing Date through                           2.00 to 1.00
           December 31, 1997

           January 1, 1998 through                        2.25 to 1.00
           December 31, 1998

           January 1, 1999 and thereafter                 2.50 to 1.00

         8.2.  Acquisitions.  Permit or effect any Acquisition, unless:

         (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries,

         (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition,

         (iii) if the Cost of Acquisition is in excess of $75,000,000, the Borrower shall have furnished to the Administrative Agent and the Lenders (A) pro forma historical financial statements as of the end of the most recently completed fiscal quarter giving effect to such Acquisition and (B) a Compliance Certificate prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto,

         (iv) the Person acquired shall be a Subsidiary and not less than 80% of every class of equity interest (on a fully diluted basis) of such Subsidiary is owned beneficially or of record by the Borrower or a Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary not less than 80% of every class of equity interest (on a fully diluted basis) of such Subsidiary is owned beneficially or of record by the Borrower or a Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a wholly-owned Subsidiary); provided, however, that (A) in the event the Person acquired shall be, or shall be merged into, a Subsidiary other than a wholly-owned Subsidiary of the Borrower, no Person having minority interests in the resulting entity shall have rights to control the policies, affairs or business operations, or rights to representation on any Board of Directors or similar entity, or any committee thereof, which are disproportionately greater than its equity interest in the resulting entity, and (B) until the Coram Litigation shall be fully and finally adjudicated or settled subject to no further right of appeal, no member of the Caremark Group shall acquire the equity interests or assets of any Person pursuant to an Acquisition, except that members of the Caremark Group can effect Acquisitions (1) of physician practices provided that the aggregate Costs of Acquisition therefor from the Closing Date do not exceed $50,000,000, and (2) of other Persons or assets only if the Person or assets to be so acquired are in the same line of business as one or more lines of business that is conducted by a member of the Caremark Group and is not conducted by any other Subsidiary of the Borrower, and

         (v) if (A) the Cost of Acquisition shall exceed $150,000,000 or (B) the Cost of Acquisition shall exceed $75,000,000 and more than 50% of such Cost of Acquisition consists of property other than Stock Consideration, the Required Lenders shall consent to such Acquisition in their discretion;

         8.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than

                 (a) Liens existing as of the date hereof and as set forth in either Schedule 1.1--Assumed Debt or Schedule 6.7;

                 (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet delinquent or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                 (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                 (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                 (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

                 (f) Liens in favor of the Administrative Agent or the Lenders expressly created under the Loan Documents;

                 (g) purchase money Liens to secure Indebtedness permitted under Section 8.4(d) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

                 (h) Liens arising in connection with Capital Leases permitted under Section 8.4(d); provided that no such Lien shall extend to any property other than the assets subject to such Capital Leases;

                 (i) Liens securing Indebtedness permitted under Section 8.4(g); and

                 (j)      Permitted Receivables Securitization;

         8.4. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

                 (a) Indebtedness evidenced by the Existing Settlement Agreements, the Assumed Debt, and other Indebtedness existing as of the Closing Date as set forth in Schedule 8.4;

                 (b) Indebtedness owing to the Administrative Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

                 (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                 (d) purchase money Indebtedness and Capital Leases described in Sections 8.3(g) and 8.3(h) not to exceed an aggregate outstanding principal amount at any time of $25,000,000;

                 (e) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Subsidiary to the Borrower or any Subsidiary; provided, however, until the Guaranty Limitation Release Date, (1) the aggregate amount of advances outstanding from the Borrower or any other Subsidiary to Caremark Inc., together with the aggregate amount of any equity investments after the Closing Date by the Borrower or any Subsidiary in Caremark Inc., shall not at any time exceed $100,000,000 in the aggregate and (2) all advances to Caremark Inc. by the Borrower or any Subsidiary shall be evidenced by duly authorized, executed and delivered promissory notes evidencing such advances;

                 (f)      Permitted Receivables Securitizations;

                 (g) Off Balance Sheet Liabilities (other than Permitted Receivables Securitizations) and other secured Indebtedness not to exceed an aggregate outstanding principal amount of $25,000,000;

                 (h) additional unsecured Indebtedness having terms no more restrictive on the Borrower or any Subsidiary, and no less favorable to the Administrative Agent and the Lenders, than those contained in this Agreement:

                          (1) of Subsidiaries, provided that the aggregate principal amount of such Indebtedness, together with Indebtedness of Subsidiaries (other than Off Balance Sheet Liabilities and the Indenture Notes) described in clause (a) and refinancings thereof under clause (j) of this Section 8.4, shall not exceed at any time 15% of Consolidated Net Worth; and

                          (2) of the Borrower, provided that after giving effect thereto and to any other Indebtedness incurred, assumed or permitted to exist hereunder, no Default or Event of Default shall exist, occur or be continuing;

                 (i) Indebtedness arising from Rate Hedging Obligations permitted under Section 8.14; and

                 (j) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a) (other than Indebtedness under the Existing Settlement Agreements), (d), (g) and (h) of this Section 8.4, provided that the terms of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Administrative Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that (1) the aggregate principal amount of or interest rate or rates and fees payable on such extended, renewed, refunded or refinanced Indebtedness shall not be increased by such action, (2) the group of direct or contingent obligors on such Indebtedness or Liens securing such Indebtedness shall not be expanded as a result of any such action, and (3) immediately prior to and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing;

         8.5. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of the Borrower or any Subsidiary other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, (c) sale of assets of the Borrower and its Subsidiaries so long as such assets have an aggregate book value not exceeding (X) two percent (2%) of Consolidated Net Worth in any single instance or (Y) ten percent (10%) of Consolidated Net Worth in the aggregate from the Closing Date through the Revolving Credit Termination Date; provided, however, that Borrower or a Subsidiary may sell all of its interest in Atlanta Medical Associates and such sale shall be disregarded for purposes of this clause (c), (d) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 8.7, (e) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries, and (f) transfers of accounts receivable in connection with Permitted Receivables Securitizations;

         8.6. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other

Person or permit to exist any loans or advances to any Person, except that the Borrower may maintain investments or invest in:

                 (a) securities of any Person acquired in an Acquisition permitted hereunder;

                 (b)  Eligible Securities;

                 (c) investments existing as of the date hereof and as set forth in Schedule 6.4;

                 (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                 (e) investments in Subsidiaries, subject to compliance with the provisions of Section 7.19 and 8.2 with respect thereto; provided, however, until the Guaranty Limitation Release Date, the aggregate amount of any equity investments after the Closing Date by the Borrower or any Subsidiary in Caremark Inc., together with the aggregate amount of advances outstanding from the Borrower or any other Subsidiary to Caremark Inc., shall not at any time exceed $100,000,000 in the aggregate;

                 (f) loans between the Borrower and the Subsidiaries described in Section 8.4(e);

                 (g) additional investments in Persons not constituting Subsidiaries engaged in the delivery of health care services, which investments shall at no time exceed $25,000,000 in the aggregate; and

                 (h) the Borrower or any Guarantor other than Caremark, Inc. may effect Indenture Note Purchases;

         8.7. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets; provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary of the Borrower (except that, other than the Related Acquisition, until the Coram Litigation shall be fully and finally adjudicated or settled subject to no further right of appeal, no member of the Caremark Group shall merge or consolidate with, or acquire all or any substantial part of the assets of, the Borrower or any Subsidiary not a member of the Caremark Group), and (ii) any other Person may merge into or consolidate with the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 8.2, provided further, that (x) any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Guaranty, and take such other action as the Administrative Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents and (y) immediately prior to and immediately after giving effect to any transaction otherwise permitted hereunder, no Default or Event of Default shall exist or occur;

         8.8. Restricted Payments. Declare or pay any dividends (other than those payable solely in capital stock) or distribute in reduction of capital or otherwise in respect of any equity interest, or purchase, redeem or otherwise retire any such equity interest, other than any such payments made by any Subsidiary solely to the Borrower or another wholly-owned Subsidiary;

         8.9. Transactions with Affiliates. Other than transactions permitted under Sections 8.6 and 8.7, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, and (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary; provided, in either case, in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate;

         8.10. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                 (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

                 (b) permit the present value of all benefit liabilities under all Pension Plans to exceed by more than $5,000,000 the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                 (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                 (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                 (e) engage, or permit the Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to
         Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or





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                 (f)  fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof;

         8.11.  Fiscal Year.  Change its Fiscal Year;

         8.12. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 8.7;

         8.13. Change of Control. Cause, suffer or permit to exist or occur any Change of Control;

         8.14. Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except for Rate Hedging Obligations incurred to limit risks of currency or interest rate fluctuations to which the Borrower and its Subsidiaries are otherwise subject by virtue of the operations of their businesses, and not for speculative purposes; provided that the aggregate notional amount of all such Rate Hedging Obligations shall at no time exceed $500,000,000;

         8.15. Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Administrative Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except (i) the Indenture and the other Assumed Debt, and (ii) that the Borrower and any Subsidiary may enter into such an agreement in connection with property acquired with the proceeds of purchase money Indebtedness or any Capital Lease permitted hereunder, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien;

         8.16. Prepayments or Amendments of Settlement Agreements. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness arising under the Existing Settlement Agreements; or

         (b) amend, modify or change in any manner any term or condition of any of the Existing Settlement Agreements;

         8.17. Dividend Restrictions. Cause, suffer or permit any Subsidiary to enter into, or be a party to or otherwise become bound by, any agreement (other than the Loan Documents) which limits or restricts the amounts of dividends, loans, advances, capital contributions, or other investments which a Subsidiary can make in or pay to the Borrower or another Subsidiary.

         8.18. Indenture Limitations. Cause, suffer or permit (i) any amendment to the Indenture or the Indenture Notes except in connection with simultaneous amendments that eliminate the





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Caremark, Inc. Guaranty Limitation or (ii) any event or occurrence that causes any Material Subsidiary other than Caremark Inc. to become subject to the restriction contained in Section 4.07 of the Indenture giving rise to the Caremark Inc. Guaranty Limitation.





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                                   ARTICLE IX

                       Events of Default and Acceleration

         9.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                 (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III, at maturity, by acceleration or otherwise; or

                 (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Administrative Agent on the date on which the same shall be due and payable; or

                 (c) if default shall be made in the performance or observance of any covenant set forth in Section 7.7, 7.11, 7.12, 7.19 or Article VIII; or

                 (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Administrative Agent or any Designated Officer becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Administrative Agent or any of the Lenders or delivered to the Administrative Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than in accordance with its terms in the absence of default or with the consent of the Administrative Agent and the Lenders), or if without the written consent of the Lenders, this Agreement or any other Loan Document or the Related Acquisition Transaction Documents shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or with the consent of the Administrative Agent and the Lenders); or





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                 (e)      if there shall occur (i) a default in the payment of
         any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $20,000,000 in the aggregate outstanding, or (ii) a default in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof or the maturity thereof shall be accelerated; or

                 (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished or deemed furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given or deemed given; or

                 (g) if the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                 (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the





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

         Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                 (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $1,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty
         (30) days; or

                 (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days, which suspension in the good faith judgment of the Administrative Agent could reasonably be expected to have a Material Adverse Effect; or

                 (k) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

                 (l)  if there shall occur any Exclusion Event; or

                 (m) if (i) there shall occur a default by any member of the Caremark Group, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any of the Existing Settlement Agreements, which default shall continue beyond any grace period, if any, relating thereto, or (ii) any of the Existing Settlement Agreements shall be revoked, rescinded or disaffirmed, or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than expiration in accordance with its terms in the absence of default or with the consent of the Administrative Agent and the Lenders), or (iii) the OIG or any other Governmental Authority, or any other Person bound by or otherwise subject to the terms of any of the Existing Settlement Agreements, shall obtain an indictment or otherwise initiate or reinstitute any criminal or civil proceeding on the basis (in whole or in part) of facts, allegations, claims or potential claims which are the subject of the Existing Settlement Agreements; or

                 (n) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,





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                          (A)     either or both of the following actions may
                 be taken: (i) the Administrative Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make or participate in further Revolving Loans, Swing Line Loans or Letters of Credit, of NationsBank to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Administrative Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Notes and other Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Administrative Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make or participate in Revolving Loans, Swing Line Loans or Letters of Credit, of NationsBank to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders;

                          (B) the Borrower shall, upon demand of the Administrative Agent or the Required Lenders, deposit cash with the Administrative Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Administrative Agent pursuant to the terms of the LC Account Agreement; and

                          (C) the Administrative Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

         9.2. Administrative Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         9.3. Cumulative Rights. No right or remedy conferred upon the Lenders or the Administrative Agent herein or in any other Loan Document is intended to be exclusive of any





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other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         9.4. No Waiver. No course of dealing between the Borrower and any Lender or the Administrative Agent or any failure or delay on the part of any Lender or either Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         9.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article IX, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Administrative Agent in the following order:

                 (a) amounts due to the Lenders pursuant to Sections 2.11, 3.3, 3.4 and 11.5;

                 (b)      amounts due to the Administrative Agent pursuant to
         Section 10.11;

                 (c) payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

                 (d) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

                 (e) payments of cash amounts to the Administrative Agent in respect of outstanding Letters of Credit pursuant to Section 9.1(B);

                 (f) amounts due to the Lenders pursuant to Sections 3.2(g), 7.15 and 11.9;

                 (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                 (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

                 (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.





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                                   ARTICLE X

                            The Administrative Agent

         10.1. Appointment. Each Lender hereby irrevocably designates and appoints NationsBank as the Administrative Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         10.2. Attorneys-in-fact. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3. Limitation on Liability. Neither the Administrative Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any other Credit Party or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Administrative Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Borrower or any other Credit Party to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Administrative Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any Subsidiary or to inspect the properties, books or records of the Borrower or its Subsidiaries.

         10.4. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including,





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without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and accepted by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

         10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Authorized Representative or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6. No Representations. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, its Subsidiaries or any other Guarantor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and each other Credit Party and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower and its Subsidiaries which may come into the possession of the Administrative Agent or any of its affiliates.





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         10.7.  Indemnification.  Each of the Lenders agree to indemnify the
Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower or any other Credit Party and without limiting any obligations of the Borrower or any other Credit Party to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Administrative Agent as a result of Borrower's failure to pay any fee owing to the Administrative Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Loan Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the Facility Termination Date.

         10.8. Lenders. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though it were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.

         10.9. Resignation. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the former Administrative Agent and the obligations of the former Administrative Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement; provided, however, that the former Administrative Agent's resignation shall not become effective until such successor Administrative Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Administrative Agent; provided, further, that if the Required Lenders and, if applicable, the Borrower cannot agree as to a successor Administrative Agent within ninety (90) days after such resignation, the Administrative Agent shall appoint a successor Administrative Agent which satisfies the criteria set forth above in this Section 10.9 for a successor Administrative Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other





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

document executed pursuant to this Agreement; provided, however that in such event all provisions of the Loan Documents, shall remain in full force and effect. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         10.10. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article IV) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article IV), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 10.10 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitments after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 10.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         10.11. Fees. The Borrower agrees to pay to the Administrative Agent, for its individual account, an annual Administrative Agent's fee as from time to time agreed to by the Borrower and Administrative Agent in writing.

         10.12. Documentation Agent. The First National Bank of Chicago has been appointed Documentation Agent under this Agreement. Such appointment does not confer any duties or responsibilities on the Documentation Agent. The provisions on limitation of liability in Section 10.3 and the indemnification provisions of Section 10.7 shall, nevertheless, apply to The First National Bank of Chicago in its capacity as Documentation Agent to the same extent as they apply to the Administrative Agent.





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

                                   ARTICLE XI

                                 Miscellaneous

         11.1. Assignments and Participations. (a) At any time after the Closing Date each Lender may, with the prior consent of the Administrative Agent and (so long as no Default or Event of Default shall have occurred and be continuing) the Borrower, which consents shall not be unreasonably withheld, or as provided in Section 4.7, upon the occurrence of certain events the Borrower may demand that a Lender, assign to one or more banks or financial institutions all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of any Note payable to its order); provided, that (i) each such assignment shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations under the Revolving Credit Facility and Letter of Credit Facility, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby agrees to execute a replacement Note to give effect to the assignment, (iii) the amount of Revolving Credit Commitment which shall be assigned is a minimum of $5,000,000, and, if greater, an amount which is (A) an integral multiple of $1,000,000, or (B) represents all of assigning Lender's Revolving Credit Commitment, or (C) such other amount to which the Borrower (so long as no Default or Event of Default shall have occurred and be continuing) and the Administrative Agent shall consent, and (iv) such assignee shall have an office located in the United States. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Note and
(y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Any Lender who makes an assignment (or, in the case of an assignment effected pursuant to Section 4.7, the Borrower) shall pay or cause to be paid to the Administrative Agent a one-time administrative fee of $3,500 which fee (if payable by a Lender) shall not be reimbursed by the Borrower.

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or any other Credit Party or the performance or observance by the Borrower or any other Credit Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 6.6(a) or Section 7.1, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document;
(v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a holder of such Notes.

         (c) The Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Administrative Agent shall give prompt notice thereof to the Borrower.

         (e) Nothing herein shall prohibit any Lender from (i) pledging or assigning, without notice to or consent of the Borrower and without the payment of the administrative fee referred to in Section 11.1(a), any Note to any Federal Reserve Bank in accordance with applicable law or to any affiliate of any such Lender or (ii) assigning, without notice to or consent of the Borrower, to any other Person who is a Lender before giving effect to such assignment.

         (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be of a constant and not a varying percentage of the selling Lender's rights and obligations under the Revolving Credit Facility (including Participations), and shall include an allocable portion of such Lender's Participation, (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made or consents to be given under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of any Loan Document which would (A) extend the maturity of any Note or the time for payment of any interest or fees hereunder, (B) reduce the interest rates hereunder or (C) increase the amount of the participant's participation over the amount thereof then in effect, and (vi) the sale of any such participations which require the Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

         (g) The Borrower may not assign, nor shall it cause, suffer or permit any other Credit Party to assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

         11.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered in writing (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received, in the case of notice by telegram, telefacsimile or telex, respectively (where the delivery of such message is verified by manual or electronic confirmation of transmission or delivery), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                 (a)      if to the Borrower:

                          MedPartners, Inc.
                          3000 Galleria Tower, Suite 1000
                          Birmingham, Alabama  35244
                          Attention:  Peter J. Clemens, IV
                          Telephone:  205/733-8996
                          Telefacsimile:  205/733-9780

                          with a copy (of any notice of the existence of any Default or Event of Default only) to:

                          MedPartners, Inc.
                          3000 Galleria Tower, Suite 1000
                          Birmingham, Alabama  35244
                          Attn: General Counsel
                          Telephone: 205/733-8996
                          Telefacsimile: 205/982-7709

                 (b)      if to the Administrative Agent:

                          NationsBank, National Association (South)
                          Independence Center, 15th Floor
                          NC1-001-15-04
                          Charlotte, North Carolina  28255
                          Attention: Agency Services
                          Telephone:       (704) 388-1107
                          Telefacsimile:   (704) 386-9923
                          with a copy to:

                          NationsBank, National Association (South)
                          600 Peachtree Street, N.E.
                          Atlanta, Georgia 30308-2213
                          Attention:  Corporate Finance Department

                          Telephone:  404/607-5529
                          Telefacsimile:  404/607-6484

                 (c)      if to the Lenders:

                          At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                 (d) if to any other Credit Party, at the address set forth on the signature page of the Guaranty executed by such Credit Party.

         11.3. Setoff. The Borrower agrees that the Administrative Agent and each Lender shall have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Administrative Agent or such Lender or otherwise in the possession or control of the Administrative Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Administrative Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Administrative Agent and each Lender from and after the occurrence of a Default or Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrower to the Administrative Agent or the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         11.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         11.5. Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse the Administrative Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, and (c) to pay, indemnify and hold the Administrative Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document.

         11.6. Amendments. No amendment, modification or waiver of any provision of any Loan Document and no consent by the Lenders to any departure therefrom by the Borrower or any other Credit Party shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Administrative Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

                 (i)      which changes, extends or waives any provision of
         Section 2.7, Section 10.9 or this Section 11.6, the amount of or the due date of any installment of or the rate of interest payable on any Obligation, which changes the definition of "Required Lenders", which permits an assignment by any Credit Party of its Obligations under any Loan Document, which reduces the required consent of Lenders provided hereunder, which increases, decreases (other than pursuant to the express terms hereof) or extends the Revolving Credit Commitment or Letter of Credit Commitment of any Lender or any Lender's commitment to participate in Swing Line Loans, or which waives any condition to the making of any Loan or the issuance of any Letter of Credit, shall be effective unless in writing and signed by each of the Lenders;

                 (ii) which releases the guaranty obligation under any Guaranty (other than pursuant to the express terms hereof or thereof) shall be effective unless with the written consent of each of the Lenders;

                 (iii) which affects the rights, privileges or obligations of NationsBank as provider of Swing Line Loans shall be effective unless signed in writing by NationsBank;

                 (iv) which affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit shall be effective unless signed in writing by the Issuing Bank; or

                 (v) which affects the rights, privileges, immunities or indemnities of the Administrative Agent shall be effective unless in writing and signed by the Administrative Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Administrative Agent and the Lenders, execution by the Administrative Agent shall not be deemed conclusive evidence that the Administrative Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Administrative Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         11.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         11.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Administrative Agent or any obligation of the Borrower, the Lenders or the Administrative Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Administrative Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Administrative Agent with an indemnification satisfactory to the Administrative Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Administrative Agent or such Lender harmless for, the amount of such payment surrendered until the Administrative Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Administrative Agent's or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         11.9. Indemnification; Limitation of Liability. In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Lender and the extension of credit under the Loans, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, NCMI and each Lender and each of their respective affiliates, officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan (including any Swing Line Loan) or Letter of Credit, whether or not such action is brought against the Administrative Agent or any Lender, the shareholders or creditors of the Administrative Agent or any Lender or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for consequential, indirect or special, as opposed to direct, damages.

         11.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         11.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         11.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         11.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         11.14. GOVERNING LAW; WAIVER OF JURY TRIAL.

                 (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                 (B) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING

         ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                 (C) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 11.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

                 (D) NOTHING CONTAINED IN SUBSECTIONS (A) OR (B) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                 (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE

         LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                                   MEDPARTNERS, INC.
WITNESS:

                                           By:
------------------------                      --------------------------------

                                           Name:
                                                ------------------------------

                                           Title:
------------------------                         -----------------------------




                           NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as Administrative Agent for the Lenders

                           By:
                              ----------------------------------------
                           Name:
                                --------------------------------------
                           Title:
                                 -------------------------------------


                           THE FIRST NATIONAL BANK OF CHICAGO, as
                           Documentation Agent for the Lenders


                           By:
                              ----------------------------------------
                           Name:
                                --------------------------------------
                           Title:
                                 -------------------------------------





                             SIGNATURE PAGE 1 OF 20

                          NATIONSBANK, NATIONAL ASSOCIATION (SOUTH)


                          By:
                             ------------------------------------------------
                          Name:   James S. Scully
                          Title:    Vice President


                          Lending Office:
                                  NationsBank, National Association
                                  Independence Center, 15th Floor
                                  NC1-001-15-04
                                  Charlotte, North Carolina  28255
                                  Attention: Jeff Strickland
                                  Telephone:       (704) 388-1107
                                  Telefacsimile:   (704) 386-9923

                          Wire Transfer Instructions:
                                  NationsBank, National Association (South)
                                  Atlanta, Georgia
                                  ABA# 061000052
                                  Account No.: 1366210109970
                                  Reference:        MedPartners, Inc.
                                  Attention:        Corporate Credit Support





                             SIGNATURE PAGE 2 OF 20

                          THE FIRST NATIONAL BANK OF CHICAGO


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  The First National Bank of Chicago
                                  One First National Plaza
                                  Chicago, Illinois  60670
                                  Attention: Jay Sepanski
                                  Telephone:        (312) 732-6726
                                  Telefacsimile:   (312) 732-2016

                          Wire Transfer Instructions:
                                  The First National Bank of Chicago
                                  Chicago, Illinois  60670
                                  ABA# 071000013
                                  Account No.: DES Clearing A/C 7521-7653
                                  Attention:        Ken Fecko
                                                    Kathy Blomquist





                             SIGNATURE PAGE 3 OF 20

                          CREDIT LYONNAIS NEW YORK BRANCH, Managing Agent


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  Credit Lyonnais New York Branch
                                  1301 Avenue of the Americas
                                  New York, New York  10019
                                  Attention: Farboud Tavangar
                                  Telephone:        (212) 261-7832
                                  Telefacsimile:   (212) 261-3440

                          Wire Transfer Instructions:
                                  Credit Lyonnais New York Branch
                                  New York, New York  10019
                                  ABA# 0260-0807-3
                                  Account No.: 01-88179214000001
                                  Reference: MedPartners, Inc.
                                  Attention:        Loan Servicing





                             SIGNATURE PAGE 4 OF 20

                          MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                          Managing Agent


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  Morgan Guaranty Trust Company of New York
                                  60 Wall Street
                                  New York, New York  10260-0060
                                  Attention: Douglas A. Cruikshank
                                  Telephone:        (212) 648-3887
                                  Telefacsimile:   (212) 648-5336

                          Wire Transfer Instructions:
                                  Morgan Guaranty Trust Company of New York
                                  New York, New York
                                  ABA# 021-000-238
                                  For credit to: Loan Department
                                                            A/C# 999-99-090
                                  Reference: MedPartners, Inc.
                                  Attention:        Corporate Processing





                             SIGNATURE PAGE 5 OF 20

                          BANK OF AMERICA NT & SA, Co-Agent


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  Bank of America NT & SA
                                  555 S. Flower Street
                                  11th Floor, Dept. #9173
                                  Los Angeles, California  90071
                                  Attention: Wyatt Ritchie
                                  Telephone:        (213) 228-9734
                                  Telefacsimile:   (213) 228-2756

                          Wire Transfer Instructions:
                                  Bank of America NT & SA
                                  Los Angeles, California  90017
                                  ABA# 1210-00358
                                  Account No. 1233-1-83980
                                  Reference: MedPartners, Inc.
                                  Attention:        Janice Ozaki





                             SIGNATURE PAGE 6 OF 20

                          THE BANK OF NOVA SCOTIA, Co-Agent


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  The Bank of Nova Scotia
                                  600 Peachtree Street, N.E.
                                  Suite 2700
                                  Atlanta, Georgia  30308
                                  Attention: Dana Maloney
                                  Telephone:        (404) 877-1524
                                  Telefacsimile:   (404) 888-8998

                          Wire Transfer Instructions:
                                  The Bank of Nova Scotia New York Agency
                                  New York, New York  10008
                                  ABA# 026002532
                                  Credit Atlanta Agency #0606634
                                  Reference: MedPartners, Inc.
                                  Attention:        Jeffrey Jones





                             SIGNATURE PAGE 7 OF 20

                          THE INDUSTRIAL BANK OF JAPAN, LIMITED, Co-Agent


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  The Industrial Bank of Japan, Limited
                                  245 Park Avenue
                                  New York, New York  10167
                                  Attention: James Welch
                                  Telephone:        (212) 309-6577
                                  Telefacsimile:   (212) 682-2870

                          Wire Transfer Instructions:
                                  The Industrial Bank of Japan, Limited
                                  New York, New York  10167
                                  ABA# 026-008-345
                                  Reference: MedPartners, Inc.
                                  Attention:   Credit Administration Department





                             SIGNATURE PAGE 8 OF 20

                          THE NIPPON CREDIT BANK, LTD., LOS ANGELES
                          AGENCY, Co-Agent


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  The Nippon Credit Bank, Ltd.,
                                    Los Angeles Agency
                                  550 S. Hope Street
                                  Suite 2500
                                  Los Angeles, California  90071
                                  Attention: Helen Rhee
                                  Telephone:        (213) 243-5723
                                  Telefacsimile:   (213) 892-0111

                          Wire Transfer Instructions:
                                  Bank of America, San Francisco
                                  Concord, California  94520
                                  ABA# 1210-0035-8
                                  Account No. 62908-31126
                                  Attention:   The Nippon Credit Bank, Ltd.,
                                               Los Angeles Agency





                             SIGNATURE PAGE 9 OF 20

                          AMSOUTH BANK OF ALABAMA


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  AmSouth Bank of Alabama
                                  1900 5th Avenue, North
                                  7th Floor AST
                                  Birmingham, Alabama  35203
                                  Attention: Timothy L. Vardaman
                                  Telephone:        (205) 326-4081
                                  Telefacsimile:   (205) 326-4790

                          Wire Transfer Instructions:
                                  AmSouth Bank of Alabama
                                  Birmingham, Alabama  35203
                                  ABA# 062000019
                                  Account No. 0011 0245 0400 100
                                  Attention:        Nancy J. Parsons





                            SIGNATURE PAGE 10 OF 20

                          BANKERS TRUST COMPANY


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  Bankers Trust Company
                                  130 Liberty Street, 30th Floor
                                  New York, New York  10006
                                  Attention: Patricia Hogan
                                  Telephone:        (212) 250-5175
                                  Telefacsimile:   (212) 250-7218

                          Wire Transfer Instructions:
                                  Bankers Trust Company
                                  New York, New York  10006
                                  ABA# 021 001 033
                                  Account No. 99 401 268
                                  Attention:        Commercial Loan Division





                            SIGNATURE PAGE 11 OF 20

                          THE DAI-ICHI KANGYO BANK, LIMITED
                          ATLANTA AGENCY


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  The Dai-Ichi Kangyo Bank, Limited
                                  285 Peachtree Center Avenue, N.E.
                                  Atlanta, Georgia  30303
                                  Attention: Michael L. Turner
                                  Telephone:        (404) 581-0200
                                  Telefacsimile:   (404) 581-9657

                          Wire Transfer Instructions:
                                  The Dai-Ichi Kangyo Bank, Ltd.
                                  New York, New York
                                  ABA# 0260 0430 7
                                  For credit to: DKB-Atlanta Agency
                                  Account No. H79-740-111250
                                  Reference: MedPartners, Inc.





                            SIGNATURE PAGE 12 OF 20

                          DEUTSCHE BANK AG NEW YORK BRANCH
                          AND/OR CAYMAN ISLANDS BRANCH


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  Deutsche Bank AG New York
                                  31 W. 52nd Street
                                  New York, New York  10019
                                  Attention: Colin Taylor
                                  Telephone:        (212) 474-7904
                                  Telefacsimile:   (212) 474-8212

                          Wire Transfer Instructions:
                                  Deutsche Bank AG New York Branch
                                  New York, New York
                                  ABA# 026003780
                                  Reference: MedPartners, Inc.





                            SIGNATURE PAGE 13 OF 20

                          THE FUJI BANK, LTD. - ATLANTA AGENCY


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  The Fuji Bank, Ltd. - Atlanta Agency
                                  245 Peachtree Center Avenue
                                  Suite 2100 Marquis 1
                                  Atlanta, Georgia  30303
                                  Attention: Colin Taylor
                                  Telephone:        (404) 215-3314
                                  Telefacsimile:   (404) 653-2119

                          Wire Transfer Instructions:
                                  The Fuji Bank, New York
                                  New York, New York  10048
                                  ABA# 026009700
                                  For further credit to: Fuji Bank, Atlanta
                                                             A/C #725000
                                  Reference: MedPartners, Inc.





                            SIGNATURE PAGE 14 OF 20

                          THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  The Long-Term Credit Bank of Japan, Limited
                                  165 Broadway
                                  New York, New York  10006
                                  Attention: ______________________
                                  Telephone:        (212) ___-____
                                  Telefacsimile:   (212) ___-____

                          Wire Transfer Instructions:
                                  Chase Manhattan Bank
                                  New York, New York
                                  ABA# 021-000-021
                                  Name of Account: The Long-Term Credit Bank
                                                      of Japan Ltd., New York
                                                      Branch
                                  Account No. 544-7-75066





                            SIGNATURE PAGE 15 OF 20

                          MELLON BANK, N.A.


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  Mellon Bank, N.A.
                                  Two Mellon Bank Center
                                  Room 152-0270
                                  Pittsburgh, Pennsylvania  15259
                                  Attention: Michael R. Zaksheske
                                  Telephone:        (412) 234-6504
                                  Telefacsimile:   (412) 234-9010

                          Wire Transfer Instructions:
                                  Mellon Bank, N.A.
                                  Pittsburgh, Pennsylvania  15259
                                  ABA# 0430-0026-1
                                  Account No. 990873800
                                  Attention: Christine Bissell
                                  Reference: MedPartners, Inc.





                            SIGNATURE PAGE 16 OF 20

                          PNC BANK, KENTUCKY, INC.


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  PNC Bank, Kentucky, Inc.
                                  500 W. Jefferson, 8th Floor
                                  Louisville, Kentucky  40296
                                  Attention: Kathryn M. Bohr
                                  Telephone:        (502) 581-2995
                                  Telefacsimile:   (502) 581-2302

                          Wire Transfer Instructions:
                                  PNC Bank, Kentucky, Inc.
                                  Louisville, Kentucky  40296
                                  ABA# 083-000-108
                                  Account No. 300099-1434
                                  Attention: Benita Marcum
                                                    Mary Jo Trester





                            SIGNATURE PAGE 17 OF 20

                          THE SANWA BANK, LIMITED ATLANTA AGENCY


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  The Sanwa Bank, Limited Atlanta Agency
                                  133 Peachtree Street
                                  Suite 4950
                                  Atlanta, Georgia  30303
                                  Attention: Raymond Hamilton
                                  Telephone:        (404) 586-8805
                                  Telefacsimile:   (404) 589-1629

                          Wire Transfer Instructions:
                                  The Sanwa Bank
                                  New York, New York
                                  ABA# 026009823
                                  Account No. 999669
                                  For Account: Sanwa Bank Atlanta





                            SIGNATURE PAGE 18 OF 20

                          THE SUMITOMO BANK, LIMITED, ATLANTA AGENCY


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  The Sumitomo Bank, Limited, Atlanta Agency
                                  133 Peachtree Street
                                  Suite 3210
                                  Atlanta, Georgia  30303
                                  Attention: Peter W. Leahy
                                  Telephone:        (404) 526-8516
                                  Telefacsimile:   (404) 521-1187

                          Wire Transfer Instructions:
                                  Morgan Guaranty Trust Co.
                                  New York, New York
                                  ABA# 021 000 238
                                  For credit to the account of:
                                           The Sumitomo Bank, New York
                                           Account No. 631-28-256
                                  For further credit to:
                                           The Sumitomo Bank, Atlanta Agency
                                           Account No. 819008





                            SIGNATURE PAGE 19 OF 20

                          WACHOVIA BANK OF GEORGIA


                          By:
                             ------------------------------------------------
                          Name:
                                ---------------------------------------------
                          Title:
                                ---------------------------------------------


                          Lending Office:
                                  Wachovia Bank of Georgia
                                  191 Peachtree Street, N.E.
                                  MC GA 3940
                                  Atlanta, Georgia  30303
                                  Attention: Brad Marcus
                                  Telephone:        (404) 332-6483
                                  Telefacsimile:   (404) 332-5016

                          Wire Transfer Instructions:
                                  Wachovia Bank of Georgia
                                  Atlanta, Georgia  30331
                                  ABA# 061 000 010
                                  Account No. 18-800-621
                                  Contact: Francine Smith





                            SIGNATURE PAGE 20 OF 20

                                   EXHIBIT A

                       Applicable Commitment Percentages


Lender                                                      Revolving*                                Applicable
-----                                                       Credit                                    Commitment
                                                            Commitment                                Percentage
                                                            ----------                                ----------

NationsBank, National
Association (South)                                         $152,500,000                                15.25%

The First National Bank
of Chicago                                                   135,500,000                                13.55%

Credit Lyonnais New York Branch                              118,500,000                                11.85%

Morgan Guaranty Trust Company
of New York                                                  118,500,000                                11.85%

Bank of America NT & SA                                       50,000,000                                 5.00%

The Bank of Nova Scotia                                       50,000,000                                 5.00%

The Industrial Bank of Japan,
Limited                                                       50,000,000                                 5.00%

The Nippon Credit Bank, Ltd.,
Los Angeles Agency                                            50,000,000                                 5.00%

AmSouth Bank of Alabama                                       25,000,000                                 2.50%

Bankers Trust Company                                         25,000,000                                 2.50%

The Dai-Ichi Kangyo Bank,
Limited Atlanta Agency                                        25,000,000                                 2.50%

Deutsche Bank AG New York Branch
and/or Cayman Islands Branch                                  25,000,000                                 2.50%

The Fuji Bank, Ltd. - Atlanta
Agency                                                        25,000,000                                 2.50%

The Long-Term Credit Bank of
Japan, Limited                                                25,000,000                                 2.50%

Mellon Bank, N.A.                                           25,000,000                                2.50%

PNC Bank, Kentucky                                          25,000,000                                2.50%

The Sanwa Bank, Limited
Atlanta Agency                                              25,000,000                                2.50%

The Sumitomo Bank, Limited,
Atlanta Agency                                              25,000,000                                2.50%

Wachovia Bank of Georgia                                    25,000,000                                2.50%

                                                        _____________                                 _______
                                                        $1,000,000,000                                100.00%

* The amounts in this column are based on a Total Revolving Credit Commitment of $1,000,000,000 to be in effect, subject to the term hereof, on and after January 1, 1997. Prior to January 1, 1997, the Revolving Credit Commitment of each Lender shall be, subject to the terms hereof, an amount equal to such Lender's Applicable Commitment Percentage of $750,000,000.

                                   EXHIBIT B

                       Form of Assignment and Acceptance

                          DATED _______________, ____

         Reference is made to the Credit Agreement dated as of September 5, 1996 (as amended or supplemented from time to time, the "Agreement") among Medpartners, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), NationsBank, National Association (South), as Administrative Agent for the Lenders ("Administrative Agent") and The First National Bank of Chicago, as Documentation Agent for the Lenders ("Documentation Agent" and, together with the Administrative Agent, the "Agents"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         ________________________  (the "Assignor") and___________________
_______________________________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______%(1) interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date, and evidenced by the Revolving Note held by the Assignor.

         2. The Assignor (i) represents and warrants that, as of the date hereof, (A) the aggregate principal amount of Revolving Loans owing to it (without giving effect to the assignments thereof which have not yet become effective) is $__________ under a Revolving Note dated ____________, 19__ in the principal amount of $_________ and (B) the aggregate principal amount of the Participations purchased by it (without giving effect to the assignments thereof which have not yet become effective) is $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any other Credit Party of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto and
(v) attaches hereto the Revolving Note referred to in paragraph 1 above and the Competitive Bid Note of Assignor and requests that the Administrative Agent exchange such Notes for replacement Notes (each dated as of the Closing Date) as follows: a Revolving Note in the principal amount of $________________, and a





____________________

(1)    Specify percentage in no more than 4 decimal points.

Competitive Bid Note in the principal amount of $__________ each payable to the order of the Assignor, and a Revolving Note in the principal amount of $_________________ and a Competitive Bid Note dated in the principal amount of $___________, each payable to the order of the Assignee.

         3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

         4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.

         5.      Upon such acceptance and recording, as of the Effective Date,
(i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents.

         6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of North Carolina.

                                   [NAME OF ASSIGNOR]

                                   By:
                                      ---------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------

                                   Notice Address:
                                                  ---------------------------

                                                             ----------------

                                                             ----------------
                                   After the Effective Date
                                   Outstanding Revolving Loans: $
                                                                 ------
                                   Outstanding LC
                                     Participations:            $
                                                                 ------------

                                   [NAME OF ASSIGNEE]

                                   By:
                                      ---------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------

                                   Notice Address/Lending Office

                                                    -------------------------

                                                    -------------------------

                                                    -------------------------

                                   Wire transfer Instructions:

                                                    -------------------------

                                                    -------------------------

                                                    -------------------------

                                   After the Effective Date
                                   Outstanding Revolving Loans: $
                                                                 --------
                                   Outstanding LC
                                     Participations:            $
                                                                 ------------

                                   Accepted this ____ day of _______, 19___
                                   NATIONSBANK, NATIONAL ASSOCIATION (SOUTH),
                                     as Administrative Agent

                                   By:
                                      ----------------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

Consented to:

MEDPARTNERS, INC.


By:
   ---------------------------------
   Name:
        ----------------------------
   Title:
         ---------------------------

                                   EXHIBIT C

              Notice of Appointment (or Revocation) of Authorized
                                 Representative

         Reference is hereby made to the Credit Agreement dated as of September 5, 1996 (as amended or supplemented from time to time, the "Agreement") among Medpartners, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), NationsBank, National Association (South), as Administrative Agent for the Lenders ("Administrative Agent") and The First National Bank of Chicago, as Documentation Agent for the Lenders ("Documentation Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address           Office           Specimen Signature

-----------------    -------------------    -------------------

-----------------

-----------------


-----------------    -------------------    --------------------

-----------------

-----------------


Borrower hereby revokes (effective upon receipt hereof by the Administrative Agent) the prior appointment of ________________ as an Authorized
Representative.

         This the ___ day of __________________, 19__.


                                           ------------------------------------

                                           By:
                                              ---------------------------------
                                           Name:
                                              ---------------------------------
                                           Title:
                                                  -----------------------------

                                  EXHIBIT D-1

                            Form of Borrowing Notice

To:      NationsBank, National Association (South),
         as Administrative Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

           Reference is hereby made to the Credit Agreement dated as of September 5, 1996 (as amended or supplemented from time to time, the "Agreement") among Medpartners, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), NationsBank, National Association (South), as Administrative Agent for the Lenders ("Administrative Agent") and The First National Bank of Chicago, as Documentation Agent for the Lenders ("Documentation Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Administrative Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan                    Interest                Aggregate
(check one)                     Period(1)               Amount(2)        Date of Loan(3)
 ---------                      ------                  ------           ------------

Revolving Loan
--------------
Base Rate Loan                      ______              _________                    ____________

Eurodollar Rate Loan                ______              _________                    ____________


-----------------------
(1)      For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $5,000,000 or if greater an integral multiple of $500,000, unless a Base Rate Refunding Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan;

         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions].

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VI of the Agreement and in the Loan Documents (other than those expressly stated to refer solely to a particular date, as to which such representations and warranties shall be true and correct as of such particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 6.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 7.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 7.1(b) have not been certified by independent public accountants).

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .

                                  MEDPARTNERS, INC.


                                  BY:
                                        ------------------------------------
                                             Authorized Representative

                                  DATE:
                                        ------------------------------------

                                  EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:      NationsBank, National Association (South),
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

           Reference is hereby made to the Credit Agreement dated as of September 5, 1996 (as amended or supplemented from time to time, the "Agreement") among Medpartners, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), NationsBank, National Association (South), as Administrative Agent for the Lenders ("Administrative Agent") and The First National Bank of Chicago, as Documentation Agent for the Lenders ("Documentation Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to NationsBank that a Swing Line Loan of the amount set forth below be made on the date indicated:

                                Amount(1)               Date of Loan
                                ---------               ------------

                                                                  ,
                                ---------               ----------  ----

_________________

(1) Must be $_________ or if greater an integral multiple of $_______ unless a Base Rate Refunding Loan

         The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions].

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VI of the Agreement and in the Loan Documents (other than those expressly stated to refer solely to a particular date, as to which such representations and warranties shall be true and correct as of such particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 6.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 7.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 7.1(b) have not been certified by independent public accountants).

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                  MEDPARTNERS, INC.


                                  BY:
                                      -----------------------------------
                                           Authorized Representative

                                  DATE:
                                        ---------------------------------

                                   EXHIBIT E

                     Form of Interest Rate Selection Notice

To:      NationsBank, National Association
         (Carolinas), as Administrative Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 386-9923

           Reference is hereby made to the Credit Agreement dated as of September 5, 1996 (as amended or supplemented from time to time, the "Agreement") among Medpartners, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), NationsBank, National Association (South), as Administrative Agent for the Lenders ("Administrative Agent") and The First National Bank of Chicago, as Documentation Agent for the Lenders ("Documentation Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Administrative Agent of the following selection of a type of Loan and Interest Period:

Type of Loan                    Interest           Aggregate
(check one)                     Period(1)          Amount(2)        Date of Loan(3)
 ---------                      ------             ------           ------------
Revolving Loan
--------------
Base Rate Loan                  ______             _________        ____________

Eurodollar Rate Loan            ______             _________        ____________


_______________________

(1)      For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $5,000,000 or if greater an integral multiple of $500,000, unless a Base Rate Refunding Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan;


                                  MEDPARTNERS, INC.

                                  BY:
                                        ---------------------------------
                                            Authorized Representative
                                  DATE:
                                        ---------------------------------

                                  EXHIBIT F-1

                          Form of Competitive Bid Note

                                Promissory Note
                             (Competitive Bid Loan)

$_____________(1)                                      _____________ __, ____


         FOR VALUE RECEIVED, MEDPARTNERS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _______________________ ____________________________(2) (the "Lender"), for account of its Applicable
Lending Office provided for by the Agreement referred to below, at the office of NationsBank, National Association (South), One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Agreement (as herein defined), the aggregate unpaid principal amount of the Competitive Bid Loans made by the Lender to the Borrower under the Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Competitive Bid Loan, at such office, in like money and funds, for the period commencing on the date of such Competitive Bid Loan until such Competitive Bid Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

         The date, amount, Type, interest rate and maturity date of each Competitive Bid Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Competitive Bid Loans made by the Lender.

         This Note is one of the Competitive Bid Notes referred to in the Credit Agreement dated as of September 5, 1996 (as modified and supplemented from time to time, the "Agreement") among the Borrower, the Lenders named therein, NationsBank, National Association (South), as Administrative Agent, and The First National Bank of Chicago, as Documentation Agent, and evidences Competitive Bid Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

_______________
(1)  Insert [the amount of Lender's Revolving Credit Commitment].
(2)  Insert name of Lender in capital letters.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.3 (a) of the Agreement. Further, in the event of such acceleration, this Competitive Bid Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         Except as permitted by Section 11.1 of the Agreement, this Note may not be assigned by the Lender to any other Person.

         Interest hereunder shall be computed as provided in the Agreement.

         This Note shall be governed by, and construed in accordance with, the law of the State of North Carolina.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Competitive Bid Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Competitive Bid Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


WITNESS:                                   MEDPARTNERS, INC.


-----------------------------              By:
                                                ------------------------------
                                           Name:
-----------------------------                   ------------------------------
                                           Title:
                                                 -----------------------------

                       SCHEDULE OF COMPETITIVE BID LOANS


         This Note evidences Competitive Bid Loans made under the within-described Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:


       Principal
Date    Amount    Type            Maturity  Amount    Unpaid
 of       of       of   Interest   Date of  Paid or  Principal  Notation
Loan     Loan     Loan    Rate      Loan    Prepaid   Amount     Made by
----   ---------  ----  --------  --------  -------  --------   --------



                                  EXHIBIT F-2

                             Form of Revolving Note

                                Promissory Note
                                (Revolving Loan)

$______________                                     _________, ______________

                                                              ______ __, ____


         FOR VALUE RECEIVED, _______________________, a ________ corporation having its principal place of business located in ________, ________ (the "Borrower"), hereby promises to pay to the order of _______________________ _______________________________________________ (the "Lender"), in its
individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as agent for the Lenders (the "Administrative Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Credit Agreement dated as of September 5, 1996 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Administrative Agent and The First National Bank of Chicago, as Documentation Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in
Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.3(a) of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event any amount evidenced by this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         This Note shall be governed by, and construed in accordance with, the law of the State of North Carolina.

         Interest hereunder shall be computed as provided in the Agreement.

         This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.



                                        ------------------------------------

WITNESS:

                                        By:
----------------------                     ---------------------------------
                                        Name:
----------------------                       -------------------------------
                                        Title:
                                              ------------------------------

                                  EXHIBIT F-3

                                SWING LINE NOTE

$25,000,000                                      ______________, ______________

                                                              September 5, 1996


         FOR VALUE RECEIVED, MEDPARTNERS, INC., a Delaware corporation having its principal place of business located in Birmingham, Alabama (the "Borrower"), hereby promises to pay to the order of

         NATIONSBANK, NATIONAL ASSOCIATION (SOUTH) (the "Lender"), in its individual capacity, at the office of NationsBank, National Association (South), as administrative agent for the Lender (the "Administrative Agent"), located at Independence Center, 15th Floor, Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate) at the times set forth in the Credit Agreement dated as of September 5, 1996 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Administrative Agent and The First National Bank of Chicago, as Documentation Agent (as amended or supplemented, the "Credit Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), in lawful money of the United States of America, in immediately available funds, the aggregate unpaid principal amount of the Swing Line Loans made by the Lender to the Borrower pursuant to the Credit Agreement and to pay interest on the unpaid principal amount of each such Swing Line Loan, in like money, at said office, for the period commencing on the date of such Swing Line Loan until such Swing Line Loan shall be paid in full, on the dates and at the rates provided in Article II of the Credit Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid as provided in the Agreement.

         In the event this Swing Line Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth in the Credit Agreement.

         This Note is the Swing Line Note referred to in the Credit Agreement and is issued pursuant to and entitled to the benefits and security of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Credit Agreement.

         This Note shall be governed by, and construed in accordance with, the law of the State of North Carolina.

         Interest hereunder shall be computed as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Swing Line Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                              MEDPARTNERS, INC.

WITNESS:

----------------------                        By:
                                                  -----------------------------
----------------------                        Name:
                                                    ---------------------------
                                              Title:
                                                     --------------------------

                                   EXHIBIT G

                     Form of Competitive Bid Quote Request

                                     [Date]

To: NationsBank, National Association (South), as Administrative Agent

From:            Medpartners, Inc.

Re:              Competitive Bid Quote Request


         Pursuant to Section 2.2 of the Credit Agreement dated as of September 5, 1996 (as amended and supplemented from time to time, the "Agreement") among Medpartners, Inc., the Lenders, NationsBank, National Association (South), as Administrative Agent, and The First National Bank of Chicago, as Documentation Agent, we hereby give notice that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Borrowing               Quotation                                                             Interest
   Date                    Date(1)             Amount(2)              Type(3)                  Period(4)
----------              ----------         -----------------      --------------          --------------






         Terms used herein have the meanings assigned to them in the Agreement.


                                                   MEDPARTNERS, INC.

                                                   By:
                                                      -------------------------
                                                      Title:





____________________

(1) For use if an Absolute Rate in an Absolute Rate Auction is requested to be submitted before the Borrowing Date.

(2) Each amount must be $5,000,000 or a larger integral multiple of $500,000.

(3)  Insert either "Eurodollar Margin" (in the case of
     Eurodollar Market Loans) or "Absolute Rate" (in the case of
     Absolute Rate Loans).

(4)  One, two three or six months, in the case of a Eurodollar
     Market Loan or, in the case of an Absolute Rate Loan, a period of not less than 7 nor more that 180 days after the making of such Absolute Rate Loan and ending on a Business Day.

                                  EXHIBIT H

                        Form of Competitive Bid Quote


To:               NationsBank, N.A., as Administrative Agent

Attention:

Re:               Competitive Bid Quote to Medpartners, Inc. (the "Borrower")


         This Competitive Bid Quote is given in accordance with Section 2.2(c) of the Credit Agreement dated as of September 5, 1996 (as amended and supplemented from time to time, the "Agreement") among Medpartners, Inc., the Lenders, NationsBank, National Association (South), as Administrative Agent, and The First National Bank of Chicago, as Documentation Agent. Terms defined in the Agreement are used herein as defined therein.

         In response to the Borrower's invitation dated __________, ____, we hereby make the following Competitive Bid Quote(s) on the following terms:

                 1.       Quoting Bank:

                 2.       Person to contact at Quoting Bank:

                 3. We hereby offer to make Competitive Bid Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):

  Borrowing             Quotation                                     Interest
     Date                  Date     (1)       Amount(2) Type(3)        Period  (4)  Rate(5)
---------------       ---------------         ------    ----     ---------------    ----





                 ____________________

(1)  As specified in the related Competitive Bid Quote Request.

(2) The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 or a larger integral multiple of $500,000.

(3) Indicate "Eurodollar Margin" (in the case of Eurodollar Market Loans) or "Absolute Rate" (in the case of Absolute Rate Loans).

(4) One, two, three or six months, in the case of a Eurodollar Market Loan or, in the case of an Absolute Rate Loan, a period of not less than 7 nor more than 180 days after the making of such Absolute Rate Loan and ending on a Business Day, as specified in the related Competitive Bid Quote Request.

(5) For a Eurodollar Market Loan, specify margin over or under the Interbank Offered Rate adjusted for the Eurodollar Reserve Percentage determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For an Absolute Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Competitive Bid Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.2(e) of the Agreement).

                                                   Very truly yours,

                                                   [NAME OF BANK]


                                                   By:
                                                      -------------------------
                                                      Authorized Officer

Dated:            ,
        ----------  ----

                                   EXHIBIT I

                             Compliance Certificate

NationsBank, National Association,
as Administrative Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923


         Reference is hereby made to the Credit Agreement dated as of September 5, 1996 (as amended or supplemented from time to time, the "Agreement") among MedPartners, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), NationsBank, National Association (South) , as Administrative Agent for the Lenders ("Administrative Agent") and The First National Bank of Chicago, as Documentation Agent for the Lenders ("Documentation Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows1:





____________________

         (1)Certificate is delivered in connection with an Acquisition pursuant to Section 8.2 of the Agreement, as indicated by the signature of the Authorized Representative in the following space: _________________________ _____________________________, then the calculations provided in this Certificate include applicable financial information and results of operations on a consolidated historical pro forma basis of both the Person to be acquired, ________________________, [insert name of Person to be acquired] and the Borrower and its Subsidiaries, all as of and for the period ending on the Determination Date specified in the compliance certificate most recently required to be furnished to the Agent pursuant to Section 7.1 of the Agreement.

        If this Certificate is either (x) delivered pursuant to Section 7.1(h) of the Agreement in connection with the incurrence of any Designated
Caremark Litigation Costs (as indicated by the signature of the Authorized Representative in the following space: _____________________________) or (y) delivered during any Relevant Period pursuant to any of Section 7.1(a), 7.1(b) or 8.2 of the Agreement (as indicated by the signature of the Authorized Representative in the following space: _____________________________), then the calculations provided in this Certificate include in the determination of Consolidated Indebtedness the sum of Designated Caremark Litigation Costs plus $100,000,000, which Designated Caremark Litigation Costs are more particularly described on the Designated Caremark Litigation Costs Schedule attached hereto.

1.       Calculations:

         A.      Compliance with Section 8.1(a): Consolidated
                 Net Worth

                 1.       Required Consolidated Net Worth
                          at beginning of most recent
                          fiscal quarter                                                                      $__________

                 2.       Consolidated Net Income x .50                                                       $__________


                 3.   Increases in stated and
                          paid-in capital                                                                     $__________

                 4.       Sum of A.1. + A.2. + A.3          =                                                 $__________

                 5.       Actual                                                                              $__________

                 Required: Amount specified in Section 8.1(a).

         B.      Compliance with Section 8.1(b): Consolidated
                 Leverage Ratio

                 1.       Consolidated Indebtedness                                                           $__________

                 2.       Consolidated EBITDA                                                                 $__________
                          (Four-Quarter Period)

                 3.       Ratio of B.1 to B.2                          _                                      _.__ to 1.00

                 Required: Line B.3 must not be greater
                 than the amount specified in Section
                 8.1(b).

         C.      Compliance with Section 8.1(c).  Fixed Charge
                 Ratio

                 1.       Consolidated EBITDA                                                                 $__________

                 2.       Consolidated Lease Payments                                                         $__________

                 3.       C.1. + C.2.                                                                         $__________

                 4.   Consolidated Fixed Charges                                                              $__________

                 5.       Ratio of C.3. to C.4.                                                              _.__ to 1.00

                 Required: Line C.5. must  not be less
                 than the amount specified in Section 8.1(c)

2.       No Default

                          A. Since __________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article IX of the Agreement has occurred and is continuing.

                          B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:
                 _______________________________________________________________
                 _______________________________________________________________
                 _________________________________________.
                          (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

3.       Caremark Excess Cash Flow

                 If the Guaranty Limitation Release Date shall not have occurred, as indicated by the signature of the Authorized Representative in the following space:
                 ________________________, then (x) the Caremark Designated
                 Cash Flow Schedule attached hereto contains a true and correct computation of the calculation of Caremark Excess Cash Flow for the most recent fiscal quarter of the Borrower, and (y) the Caremark Excess Cash Flow required to be distributed to the Borrower pursuant to the Credit Agreement in respect of such fiscal quarter has been so distributed.

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 7.1 of the Agreement.


IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, ________.


                                       By:
                                          --------------------------------
                                          Authorized Representative

                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                 DESIGNATED CAREMARK LITIGATION COSTS SCHEDULE
                        (to Compliance Certificate dated
                        as of _______________, ________)

                       CAREMARK EXCESS CASH FLOW SCHEDULE
                        (to Compliance Certificate dated
                         as of ______________, _______)

                                   EXHIBIT J

                                Form of Guaranty


         THIS GUARANTY AND SURETYSHIP AGREEMENT (the "Guaranty Agreement" or the "Guaranty"), dated as of _______________, is made by each of the undersigned (each a "Guarantor" and collectively the "Guarantors") to NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), a national banking association, as Administrative Agent (together with any successor in such capacity, the "Administrative Agent") for itself and each of the lenders now or hereafter party to the Credit Agreement (as defined below) (each a "Lender" and, collectively, the "Lenders").

                              W I T N E S S E T H:

         WHEREAS, the Administrative Agent, The First National Bank of Chicago, as Documentation Agent for the Lenders (in such capacity, the "Documentation Agent") and the Lenders have agreed to provide to MedPartners, Inc.(the "Borrower") a revolving credit facility and letter of credit and swing line subfacilities pursuant to the terms of that certain Credit Agreement dated as of September 5, 1996 among the Borrower, the Administrative Agent, the Documentation Agent and the Lenders (as from time to time amended, modified or supplemented, the "Credit Agreement"); and

        WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower; and

         WHEREAS, as a condition to entering into the Credit Agreement and continuing to make any loans or advances or to issue letters of credit thereunder, each Guarantor is required to guarantee payment of the Borrower's Liabilities (as hereinafter defined) in accordance with the terms of this Guaranty; and

         WHEREAS, each Guarantor will materially benefit from the loans and advances to be made, and the letters of credit to be issued, under the Credit Agreement, and each Guarantor is willing to enter into this Guaranty to provide an inducement for the Lenders, the Administrative Agent and the Documentation Agent to execute and deliver the Credit Agreement and continue to make loans and advances, and to issue letters of credit, under the Credit Agreement.

         NOW, THEREFORE, in order to induce the Lenders, the Administrative Agent and the Documentation Agent to execute and deliver the Credit Agreement and to make loans and advances to the Borrower, and to issue letters of credit for the account of the Borrower, under the Credit Agreement, each Guarantor agrees as follows:

         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. GUARANTY. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent and the Lenders the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to the Lenders, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith. Each Guarantor's obligations to the Administrative Agent and the Lenders under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations"; provided, however, that the liability of each Guarantor with respect to the Guarantors' Obligations shall not exceed at any time the Maximum Amount (as hereinafter defined). The "Maximum Amount" means the greater of (X) the aggregate amount of all funds advanced to such Guarantor directly or indirectly with the proceeds of Loans and not theretofore repaid by such Guarantor or (Y) 95% of
(i) the fair salable value of the assets of such Guarantor as of the date hereof minus (ii) the total liabilities of such Guarantor (including contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty and any other Loan Documents executed by such Guarantor) as of the date hereof; provided further, however, that if the calculation of the Maximum Amount in the manner provided in clause (Y) above as of the date payment is required of such Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount as computed under such clause (Y) shall be deemed to be such greater positive number.

         Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrower's Liabilities.

         3. PAYMENT. If the Borrower shall default in payment or performance of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Credit Agreement that has not been cured or waived, then each Guarantor, upon demand thereof by the Administrative Agent or its successors or assigns, will AS OF THE DATE OF THE ADMINISTRATIVE AGENT'S DEMAND fully pay to the Administrative Agent, for the benefit of itself and the Lenders, as applicable, subject to any restriction set forth in Section 2 hereof, an amount equal to all Guarantor's Obligations then due and owing.

         4. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Administrative Agent, the Documentation Agent or the Lenders and the Borrower or any other person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Administrative Agent, the Documentation Agent or the Lenders and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of any Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         5. CURRENCY AND FUNDS OF PAYMENT. Each Guarantor hereby guarantees that the Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Administrative Agent or any Lender with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

         6. EVENTS OF DEFAULT. In the event that (a) any Guarantor shall file a petition to take advantage of any insolvency statute; (b) any Guarantor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or substantially all of its property; (c) any Guarantor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; (d) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Guarantor or of the whole or substantially all of its properties, or approve a petition filed against any Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Guarantor or of the whole or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of thirty (30) consecutive days; (e) there is commenced against any Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of thirty
(30) consecutive days; (f) there shall occur an Event of Default under the Credit Agreement; (g) any default shall occur in the payment of amounts due hereunder; or (h) any other default shall occur hereunder which remains uncured or unwaived for a period of thirty (30) days (each of the foregoing an "Event of Default" hereunder); then notwithstanding any collateral that the Administrative Agent or the Lenders may have available from Borrower or any Guarantor or any other guarantor of the Borrower's Liabilities, or any other party, at the Administrative Agent's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantors' Obligations shall immediately become due and payable.

         7. SUITS. Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Lenders, on demand, at the Administrative Agent's place of business set forth in the Credit Agreement or such other address as the Administrative Agent shall give notice of to the Guarantor, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent or the Lenders or any of them may proceed to suit against any one or more or all of the Guarantors. At the Administrative Agent's election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Administrative Agent or any Lender has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.

         8. SET-OFF AND WAIVER. Each Guarantor waives any right to assert against the Administrative Agent and the Lenders as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower, the Administrative Agent or the Lenders, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. If at any time hereafter the Administrative Agent or any Lender employs counsel for advice or other representation to enforce the Guarantors' Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be jointly and severally paid by the Guarantors to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, on demand.

         9.      WAIVER; SUBROGATION.

         (a) Each Guarantor hereby waives notice of the following events or occurrences: (i) the Administrative Agent's or Documentation Agent's acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement, the Notes or the other Loan Documents, or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Administrative Agent, the

Lenders or the Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Administrative Agent or the Lenders heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrower's Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Administrative Agent or the Lenders heretofore, now or at any time hereafter accepting from the Borrower or any other person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Administrative Agent settling, subordinating, compromising, discharging or releasing the same. Each Guarantor hereby (a) agrees that the Administrative Agent and each Lender may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Administrative Agent and each Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantors' Obligations, (b) consents to each and all of the foregoing events or occurrences and (c) waives, to the extent permitted by law, (1) any right of a surety or guarantor to any defense, discharge, release or diminution of its liabilities hereunder as a result of any of the foregoing events or occurrences, and (2) any right under N.C.G.S.
Section 26-7 or otherwise to require that resort be had to the Borrower or any other guarantor of, or any property securing, all or any part of the Borrower's Liabilities.

         (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Lenders upon demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, each Guarantor expressly waiving any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY EACH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent by the Borrower or any other Person on account of the Borrower's Liabilities or any guaranty thereof. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of the Administrative Agent's or any Lender's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 9.

         (c) Each Guarantor further agrees with respect to this Guaranty Agreement that such Guarantor shall have no right of, and each Guarantor hereby irrevocably waives all claims in the nature of, subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities.

         10. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the Closing Date, and shall continue in full force and effect until the Borrower's Obligations (other than obligations in the nature of continuing indemnities and liability for expenses which are not yet due and payable, which shall survive as an obligation guarantied by the Guarantors hereunder notwithstanding any termination hereof) are fully, finally and irrevocably paid and satisfied, the Lenders shall be under no further obligation to advance funds or issue Letters of Credit and there shall be no Letters of Credit outstanding. The Administrative Agent shall give each Guarantor written notice of such termination at each Guarantor's address set forth below such Guarantor's execution hereof on the signature pages of this Guaranty or such other address for the Guarantor as such Guarantor shall give notice to the Administrative Agent in the manner provided for the giving of notices under the Credit Agreement (the "Guarantor's Address"). This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Administrative Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Administrative Agent (which may be withheld in its discretion), assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Administrative Agent and the Lenders may at any time hereafter have against any Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent or any Lender by written notice directed to any one or more or all of the Guarantors at the applicable Guarantor's Address.

         11. REPRESENTATIONS AND WARRANTIES. Each Guarantor warrants and represents to the Administrative Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its charter or governance documents or any agreement to which such Guarantor is a party, or any law, order, rule, regulation, decree or award of any applicable Governmental Authority or arbitral body.

         12. EXPENSES. Each Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Administrative Agent or any Lender in connection with the enforcement of this Guaranty Agreement.

         13. REINSTATEMENT. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or this Guaranty Agreement is rescinded or must be restored for any reason.

         14. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

         15. RELIANCE. Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, that: (a) such Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs and has full and complete access to Borrower's books and records; (b) such Guarantor is not relying on the Administrative Agent, the Documentation Agent or any Lender, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on the Administrative Agent, the Documentation Agent or any Lender, its or their employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counselling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that neither the Administrative Agent, the Documentation Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to any Guarantor any information concerning Borrower or Borrower's financial condition and affairs, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Administrative Agent, the Documentation Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Administrative Agent, the Documentation Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

         16.  GOVERNING LAW.

                 (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                 (B) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR

         PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                 (C) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE GUARANTOR'S ADDRESS (AS HEREIN DEFINED) FOR EACH GUARANTOR AND AT THE ADDRESS OF SUCH OTHER PARTY PROVIDED IN SECTION 10.02 OF THE CREDIT AGREEMENT OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

                 (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                 (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         IN WITNESS WHEREOF, the parties have duly executed this Guaranty Agreement on the day and year first written above.


                                               GUARANTORS:

                                               [insert names of Material
                                                Subsidiaries]


WITNESS:                                       By:
                                                   ----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
----------------------                               --------------------------


----------------------
                                               Address for Notices:

                                               3000 Galleria Parkway, Suite 1000
                                               Birmingham, Alabama  35244
                                               Telefacsimile: (205) 733-9780

                                              ADMINISTRATIVE AGENT:

                                              NATIONSBANK, NATIONAL ASSOCIATION
                                              (SOUTH), as Administrative Agent
                                              for the Lenders


                                              By:
                                                 ------------------------------
                                              Name:  James S. Scully
                                              Title: Vice President

                                   EXHIBIT K

                     Form of Opinion of Borrower's Counsel
                                 (Closing Date)


                                 See attached.

                                  Schedule 1.1

                                  Assumed Debt

                                  Schedule 1.1

                          Closing Date Prepayable Debt

                                  Schedule 1.1

                         Designated Caremark Litigation


1.       In re Brand Name Prescription Drugs Antitrust Litigation MDL 977:
         United States District Court, Northern District of Illinois

2.       D.A.B. v. Caremark:  United States District Court , Fourth Division of
         Minnesota

3. James Russo v. Caremark: United States District Court, Fourth Division of Minnesota

4. Justen Torrer v. Caremark: United States District Court, Southern District of South Dakota

5.       In re Caremark International Inc. Securities Litigation No. 94 C 4751:
         United States District Court, Northern District of Illinois

6. B. Brumberg v. Caremark: United States District Court, Northern District of Illinois

7. Rebecca Isquith v. Caremark: United States District Court, Northern District of Illinois

8.       Alice Lenzen v. Caremark:  Circuit Court, Cook County, Illinois

9.       In re Caremark International Inc. Derivative Litigation No. 13670:
         United States District Court, District of Delaware

10. Pharmacare, AKA Value Drug, Ltd. et al. v. Caremark: United States District Court, District of Hawaii

11. Federal Trade Commission Investigation pertaining to pharmaceutical industry practices, of which Caremark received notice in December 1994.

                                  Schedule 1.1

                        Additional Settlement Agreements


                                     None.

                                  Schedule 1.1

                         Insurer Settlement Agreements

                                  Schedule 1.1

                           OIG Settlement Agreements

                                  Schedule 1.1

                           Existing Letters of Credit

                                  Schedule 6.4

                 Subsidiaries and Investments in Other Persons

                                  Schedule 6.6

                               Other Indebtedness

                                  Schedule 6.7

                                     Liens

                                  Schedule 6.8

                                  Tax Matters

                                 Schedule 6.10

                                   Litigation


                                     None.

                                 Schedule 6.19

                               Employment Matters

                                  Schedule 7.5

                                   Insurance

                                  Schedule 8.4

                          Indebtedness at Closing Date